As filed with the Securities and Exchange Commission on September 18, 2014
Registration No. 333-173165

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  5 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROWDGATHER, INC.
(Exact name of registrant as specified in its charter)

Nevada	7990	20-2706319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
Tel: (818) 435-2472
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjay Sabnani
CrowdGather, Inc.
20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
(818) 435-2472
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies of all correspondence to: Michael J. Muellerleile M2 Law Professional Corporation 15375 Barranca Parkway, Suite A-103 Irvine, California 92618 Tel: (949)706-1470/Fax: (949)706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to Form S-1 (this “Post-Effective Amendment No. 5 ”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update the Form S-1 Registration Statement (Registration No. 333-173165), which was previously declared effective by the Securities and Exchange Commission on May 9, 2011, as amended by Post-Effective Amendment No. 1 to Form S-1 (Registration No. 333-173765) filed on August 5, 2011, Post-Effective Amendment No. 2 to Form S-1 (Registration No. 333-173165) filed on August 21, 2012, Post-Effective Amendment No. 3 to Form S-1 (Registration No. 333-173165) filed on August 22, 2013, and Post-Effective Amendment No. 4 to Form S-1 (Registration No. 333-173165) filed on September 5, 2014, to include the audited financial statements and the notes thereto included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and to update certain other information in such Registration Statement.  No additional securities are being registered under this Post-Effective Amendment No. 5. All applicable registration fees were paid at the time of the original filing of such Registration Statement on March 30, 2011.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus
Subject to Completion, September __, 2014

CrowdGather, Inc.

6,354,151 shares of Common Stock

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 6,354,151 shares of our common stock, $0.001 par value, including (i) 268,972 shares of common stock, (ii) 5,352,273 shares of common stock issuable upon exercise of the outstanding investor warrants at an exercise price of $1.50 per share, that were issued in connection with the private placement closed on March 3, 2011 (“Investor Warrants”), (iii) 570,909 shares of common stock issuable upon exercise of placement agent warrants (“Placement Agent Warrants”) pursuant to the Engagement Agreement dated February 22, 2011 and (iv) 161,997 shares of common stock issuable upon exercise of the outstanding warrants held by Buy.com, Inc. at an exercise price of $1.02 per share (“Buy.com Warrants”).

The selling shareholders may offer the shares of our common stock for resale on the OTCQB, in isolated transactions, or in a combination of such methods of sale.  They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933.  There will be no underwriter’s discounts or commissions, except for the charges to a selling shareholder for sales through a broker-dealer.  We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders, except the proceeds, if any, from the exercise of warrants held by selling shareholders. We will bear all costs relating to the registration of these shares of our common stock, other than any selling shareholders’ legal or accounting costs or commissions.

Our common stock is currently quoted on the OTCQB under the symbol “CRWG.”  The last reported sales price of our common stock on the OTCQB on September 15, 2014 was $0.12 per share.

Investing in the offered securities involves substantial risks.   You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2014

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” and “the Company” refer to CrowdGather, Inc., a Nevada corporation, and its subsidiaries.

Overview

We were incorporated in Nevada on April 20, 2005. Our principal business address is 20300 Ventura Blvd. Suite 330, Woodland Hills, California 91364. Our telephone number is (818) 435-2472 and our Internet website is www.crowdgather.com.  The content of our Internet website does not constitute a part of this prospectus.

Our Business.   We are an Internet company that specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become an important social, advertising and user generated content network by consolidating existing groups of online users who post on message boards and forums. Our goal is to create superb user experiences for forum communities and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Our network is comprised of two types of forum communities: branded and hosted communities that are built on one of our forum hosting platforms.  The branded communities, such as Pocketables.com and Digishoptalk.com, are wholly owned by us and we monetize them through a combination of text and display ads.  The hosted communities comprise the majority of our revenues, traffic, and page views, and are built upon one of our leading forum hosting platforms - Yuku.com and Freeforums.org.  We monetize the web traffic on these sites through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support and hosting.  In some instances, we may derive subscription revenues in lieu of or in addition to advertising revenue because the site administrator has decided to pay monthly fees in exchange for providing an ad-free experience and other services for their members.  Our goal is to ultimately build an advertising network that allows us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

On May 19, 2014, we closed the Agreement and Plan of Merger with Plaor, Inc., a Delaware corporation (“Plaor”) and our wholly-owned subsidiary, Plaor Acquisition Corp., pursuant to which Plaor Acquisition Corp. merged with Plaor and Plaor survived as our wholly-owned subsidiary (“Merger”). As a result of the Merger with Plaor, we have subsequently devoted a significant portion of our operations to the business of Plaor and expect to continue to do so in order to expand our operations.

Plaor specializes in developing highly scalable multi-platform games that are available on Facebook, Google Play, and the Apple App Store . Plaor’s initial social gaming platform is a simulated casino environment referred to as Mega Fame Casino wherein individual gamers are able to play online casino style games socially with other players from around the world. Unlike traditional casinos or their online counterparts, the betting on Mega Fame is virtual and no real money bets are accepted and there is no ability for a player to redeem their winnings for cash. Despite the lack of traditional cash betting, we believe that players experience the same entertainment as they experience in a casino setting. Mega Fame Casino is a gaming platform which includes multiple games, combined to emulate a casino environment. Along with the company’s initial Hollywood Poker offering, the Mega Fame Casino also includes Video Poker, multiple slot machines, and a daily celebrity challenge designed to increase engagement and retention of players.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Statements of Operations	For the year ended April 30, 2014	For the year ended April 30, 2013
	$	$
Revenue	1,537,051		1,933,298
Total Operating Expenses	9,252,665		4,651,945

Other Income (Expense) (net)	(5,376)		(10,199)
Net Loss	(7,725,770)		(2,782,451)
Net Loss Per Share	(0.13)		(0.05)

Balance Sheets	April 30, 2014	April 30, 2013
	$	$
Total Assets	8,246,201		14,657,001
Total Liabilities	206,824		266,164
Stockholders’ Equity	8,039,377		14,390,837

The Offering

Common stock offered by selling shareholders
6,354,151 shares of common stock. This includes (i) 268,972 shares of common stock, (ii) 5,352,273 shares of common stock issuable upon exercise of the Investor Warrants, (iii) 570,909 shares of common stock issuable upon exercise of the Placement Agent Warrants and (iv) 161,997 shares of common stock issuable upon exercise of the Buy.com Warrants.

Offering Price
The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Use of Proceeds
We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive the sale price of any common stock we sell to the selling shareholders upon exercise of the warrants. We expect to use the proceeds, if any, received from the exercise of the warrants for general working capital purposes.

Trading	Our common stock is traded on the OTCQB under the symbol: CRWG.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

 RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment. We make various statements in this section, which constitute “forward-looking statements.” See “Forward-Looking Statements.”

Risks Related to Our Business

 We have a history of net losses which will continue and which may negatively impact our ability to achieve our business objectives.

For the year ended April 30, 2014, we had revenue of $1,537,051 and a net loss of $7,725,770 compared to revenue of $1,933,298 and a net loss of $2,782,451 for the year ended April 30, 2013. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues will harm our business. We may not be able to operate profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate or our operating expenses exceed our expectations, our operating results will suffer.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain significant revenues from future sales.  In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations. In the event we are not able to continue operations, our securities will become worthless.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history.  Such limited operating history and the unpredictability of the success of online forums and Plaor’s social casino makes it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in our industry.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

 We will need additional financing to execute our business plan.

The revenues from the sale of advertising and forum memberships and the projected revenues from Plaor are not currently adequate to support our expansion and product development programs. We will need additional funds to:

•	effectuate our business plan;
•	expand our online reach and presence;
•	develop and enhance our technological capabilities, including new social casino games;
•	file, prosecute, defend and enforce our intellectual property rights; and
•	hire and retain key employees.

We will seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

A small number of games currently generate a substantial majority of Plaor’s revenue.

Plaor’s top game currently accounts for nearly 100% of our total gross revenues from Plaor. In future periods, we expect this game to represent a smaller percentage of our total gross revenues from Plaor as we diversify our game portfolio. If the gross revenues from our top game are lower than anticipated and we are unable to broaden our portfolio of games or increase gross revenues from those games, we will not be able to maintain or grow our revenue and our financial results could be adversely affected.

We must develop new games and enhance Plaor’s existing games so that our players will continue to play our games and make purchases of virtual items within our games.

Our continued growth will depend on our ability to regularly develop new games and enhance our existing games in ways that improve the gaming experience for both paying and non-paying players while encouraging the purchase of virtual items within our games. In the event our current game development model ceases to be effective in generating revenues, our operating results will suffer. It is possible that only a small number of our games, if any, will generate significant revenues through purchases of virtual items.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems mainly because we have acquired a business and significant number of Internet properties over the last 48 months and have had to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

  Interest-group forums may not prove to be a viable business model.

Interest-group forums as a business model for delivering information and entertainment over the Internet is unproven, and we have only recently developed a business centered on this model. It is too early to predict whether consumers will accept, and use our products on a regular basis, in significant numbers, and participate in our online community. Our products may fail to attract significant numbers of users, or, may not be able to retain the usership that it attracts, and, in either case, we may fail to develop a viable business model for our online community. In addition, a significant portion of the content that we provide is available for free. If we are unable to successfully monetize the use of our content, either through advertising or fees for use, we may not be able to generate sufficient revenues.

If players do not find our social casino games compelling and engaging, we could lose players and our revenue could decline.

Our most successful game to date has been our Mega Fame Casino and Slots and we intend to continue to develop new games in this genre. It is possible that players could lose interest in our social casino over time due to a variety of reasons, including the emergence of new formats that players find more engaging, increased popularity of other game titles, or lack of sustained interest or loss of interest in particular games or the genre of games. If large numbers of players were to lose interest on our social casino or if we are not able to develop games in new casual sub-genres or if we cannot develop new game formats, we could lose players, and our revenue and business could be harmed.

Plaor has a short history offering games on mobile and social platforms on a free-to-play basis. This model and these platforms are relatively new and evolving. These factors make it difficult to evaluate our future prospects and financial results.

Prior to the Merger, we primarily generated revenue from online forums and from sales of advertising available on our forums. As a result of the Merger with Plaor, we offer Plaor’s games through Facebook and on mobile platforms through the Apple App Store and the Google Play Store. Accordingly, we have had limited experience offering games using these new distribution platforms, which makes it difficult to effectively assess their long-term prospects. In addition, mobile platforms and social networks have only recently become significant distribution platforms. As a result, we have limited experience with our model and we also have limited information operating in these markets. Thus, it is difficult for us to forecast our future revenue growth, if any, and to plan our operating expenses appropriately, which in turn makes it difficult to predict our future operating results.

If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, Plaor’s business could be adversely affected.

While the number of people using mobile Internet-enabled devices, such as smartphones and handheld tablets, has increased dramatically in the past few years, the mobile market, particularly the market for mobile games, is still emerging and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of use of mobile devices for games. The proliferation of mobile devices may not continue to develop at historical rates and consumers may not continue to use mobile Internet-enabled devices as a platform for games. In addition, we do not yet offer our games on all mobile devices. Therefore, if the mobile devices on which our games are available decline in popularity, we could experience a decline or a slow in growth in revenue until we are able to develop versions of our games for other mobile devices or platforms. Any decline in the usage of mobile devices for games could harm our business.

Plaor’s free-to-play business model depends on the sale of virtual currency to players, and our business, financial condition and results of operations will be materially and adversely affected if we do not continue to successfully implement this model.

Plaor derives nearly all of its revenue from the sale of virtual currency in its social casino. Our games are available to players for free, and we generally generate revenue only through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within Mega Fame Casino. If we offer games that do not attract purchases of virtual currency, our business, financial condition and results of operations will be materially and adversely affected.

We may be unable to attract advertisers to our online forums.

Advertising revenue comprises a significant portion of the revenue generated by the forums that we own. Most large advertisers have fixed advertising budgets, only a small portion of which has traditionally been allocated to Internet advertising. In addition, the overall market for advertising, including Internet advertising, has been generally characterized in recent periods by softness of demand, reductions in marketing and advertising budgets, and by delays in spending of budgeted resources. Advertisers may continue to focus most of their efforts on traditional media or may decrease their advertising spending. If we fail to convince advertisers to spend a portion of their advertising budgets with us, we will be unable to generate revenues from advertising as we intend.

Our forum business generates revenue almost entirely from advertising and retaining other sites as paid participants in our community, and the reduction in spending by, or loss of, advertisers and members could seriously harm our ability to generate revenues.

Our forum business generates revenues from advertisers and other communities that pay to affiliate with our sites. If we are unable provide value to potential advertisers or other online communities, we may not be able to sell any ad space or memberships, which would negatively impact our revenues and business. In addition, we expect that advertisers will be able terminate their contracts with us at any time. We may also encounter difficulty collecting from our advertisers because we are a very small company with limited resources to collect outstanding balances.

If we are unable to compete effectively in the forum sector or the social gaming sector of the Internet industry, our business will fail.

The forum sector and social gaming sector of the Internet industry is extremely competitive. The competition comes from both companies within the same business and companies in other media which create alternative forms of entertainment. We compete with several major Internet companies which are dominant in the industry, as well as with numerous small and independent Internet companies. Many of the organizations with which we compete have significantly greater financial and other resources than we do. The major companies are typically large, diversified entertainment and media companies or subsidiaries of diversified corporations which have strong relationships with advertisers and others involved in the Internet industry. We may not be able to compete with those companies for users and advertisers.

We may not be able to sustain or grow our business unless we keep up with changes in technology and consumer tastes.

The Internet and electronic commerce industries are characterized by:

●	rapidly changing technology;
●	evolving industry standards and practices that could render our website and proprietary technology obsolete;
●	changes in consumer tastes and user demands;
●	challenges, such as “click fraud,” that cast doubt on otherwise legitimate activities and practices; and
●	frequent introductions of new services or products that embody new technologies.

Our future performance will depend, in part, on our ability to develop, license or acquire leading technologies and program formats, enhance our existing services and respond to technological advances and consumer tastes and emerging industry standards and practices on a timely and cost-effective basis. Developing website and other proprietary technology involves significant technical and business risks. We also cannot assure you that we will be able to successfully use new technologies or adapt our website and proprietary technology to emerging industry standards. We may not be able to remain competitive or sustain growth if we do not adapt to changing market conditions or customer requirements.

We face significant competition from large-scale Internet content, product and service aggregators, principally Google, Microsoft, Yahoo and Facebook.

Our forum business faces significant competition from companies, principally Google, Microsoft, Yahoo and Facebook that have developed or acquired similar online sites. These services may directly compete with us for affiliate and advertiser arrangements, which is key to our business and operating results.  Some of these competitors offer services that indirectly compete with our services, including: consumer e-mail services, desktop search, local search, and instant messaging services; photos, maps, video sharing, content channels, mobile applications, and shopping services; movie, television, music, book, periodical, news, sports, and other media holdings; access to a network of cable and other broadband users and delivery technologies; advertising offerings; and have considerable resources for future growth and expansion. Some of the existing competitors and possible additional entrants may have greater operational, strategic, financial, personnel or other resources than we do, as well as greater brand recognition either overall or for certain products and services. We expect these competitors increasingly to use their financial and engineering resources to compete with us, individually and potentially in combination with each other. In certain of these cases, our competition has a direct billing relationship with a greater number of their users through Internet access and other services than we have with our users through our premium services. This relationship may permit such competitors to be more effective than us in targeting services and advertisements to the specific preferences of their users thereby giving them a competitive advantage. If our competitors are more successful than we are in developing compelling products or attracting and retaining users, advertisers, or publishers, then our revenues and growth rates could decline.

We face significant competition from traditional media companies which could negatively impact our future operating results.

Our forum business also competes with traditional media companies for advertising, both offline as well as increasingly with their online assets as media companies offer more content directly from their own websites. Most advertisers currently spend a small portion of their advertising budgets on Internet advertising. If we fail to persuade existing advertisers to retain and increase their spending with us and if we fail to persuade new advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

Plaor’s business faces significant competition from number of entities who develop games as well as low development costs and negligible barriers to entry in launching social games.

The social gaming industry in which Plaor operates is also highly competitive, and we expect to face constant competition as new titles emerge onto the marketplace due to the low development costs and negligible barriers to entry in launching social games. We face competition from a number of entities who develop games as well as many traditional and digital forms of entertainment. These competitors include established gaming companies such as King.com, Electronic Arts Inc., Zynga Inc. and numerous smaller privately-held companies as well as independent developers. We also face increased competition if large companies with significant online presences such as Facebook, Inc., Google Inc., Amazon.com, Inc., Apple, Inc., The Walt Disney Company or Yahoo! Inc., choose to enter or expand in the games space or develop competing social casino games. Many of our potential competitors have significant resources for developing or acquiring additional games, and may be able to incorporate appealing brands and assets into their games or distribution of their titles. We also face potential competition from the established casino companies who may develop their social casino own platforms in competition with ours.

We anticipate that the majority of our forum revenues will be derived from advertising to our users, and the reduction in spending by or loss of current or potential advertisers would cause our revenues and operating results to decline.

We anticipate that our forum business will primarily rely on our ability to generate revenues from advertising on our sites and from paid subscriptions from our members.  Our ability to develop revenue from advertising revenue depends upon:

•	establishing and maintaining our user base;
•	establishing and maintaining the popularity of our Internet forums;
•	broadening our relationships with advertisers to small- and medium-sized businesses;
•	attracting advertisers to our user base;
•
increasing demand for our services by advertisers, users, businesses and affiliates, including prices paid by advertisers, the number of searches performed by users, the rate at which users click-through to commercial search results and advertiser perception of the quality of leads generated by our forums;

•	the successful development and deployment of technology improvements to our advertising platform;
•	establishing and maintaining our affiliate program for our search marketing;
•	deriving better demographic and other information from our users; and
•	driving acceptance of the Web in general and of our sites in particular by advertisers as an advertising medium.

We anticipate that our agreements with advertisers will likely have terms of one year or less, or may be terminated at any time by the advertiser. Accordingly, it is difficult to forecast advertising revenues accurately. Any reduction in spending by or loss of existing or potential future advertisers would cause our revenues to decline. Further, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

We are substantially dependent on a small number of direct advertisers and advertising networks, which account for a vast majority of our revenues for our forum business.

Our forum business currently generate revenues from approximately fifteen advertising networks.  For the year ended April 30, 2014, our top five advertisers accounted for approximately 45% of our revenues. We expect to continue to generate the vast majority of our revenues from advertising for the foreseeable future. We do not have any long-term contractual agreements with any advertiser or advertising network.  If our relationships with any of these advertisers or advertising networks were to be disrupted, our operating results will suffer.

Decreases or delays in advertising spending by our advertisers due to general economic conditions could harm our ability to generate advertising revenues from our forum business.

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns.  Since we derive most of our revenues from advertising, any decreases in or delays in advertising spending due to general economic conditions could reduce our revenues or negatively impact our ability to grow our revenues.

Quarterly financial results will vary.

Factors that may contribute to the variability of quarterly revenue and operating results include:

●	fluctuations in revenue due to cyclicality of our customers’ forum advertising spend;
●	commencement, completion and termination of contracts during any particular quarter;
●	additions and departures of key personnel; and
●
 strategic decisions made by us and our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments and changes in business strategy, such as our recent acquisition of Plaor, Inc.

 Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We hope to create, own and maintain a wide array of intellectual property assets, including copyrights, patents, trademarks, trade dress, trade secrets and rights to certain domain names, which we believe will be among our most valuable assets. We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the United States and other countries of the world, and through contractual provisions. The efforts we have taken or will take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products and media properties are distributed or made available through the Internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages.   Protection of the distinctive elements of our site may not be available under copyright law or trademark law. If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We are subject to U.S. and foreign government regulation of Internet services which could subject us to claims, judgments and remedies including monetary liabilities and limitations on our business practices.

We are subject to regulations and laws directly applicable to providers of Internet content and services. In addition, we will also be subject to any new laws and regulations directly applicable to our domestic and international activities. We may incur substantial liabilities for expenses necessary to defend such litigation or to comply with these laws and regulations, as well as potential substantial penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

We rely on third-party providers for our principal Internet connections and technologies, databases and network services critical to our properties and services, and any errors, failures or disruption in the services provided by these third parties could significantly harm our business and operating results.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. A key element of our strategy is to generate a high volume of traffic to our forums. Our ability to generate revenues will depend substantially on the number of customers who use our websites. Accordingly, the satisfactory performance, reliability and availability of our websites and network infrastructure are critical to our ability to generate revenues, as well as to our reputation. Any disruption, from natural disasters, technology malfunctions, sabotage or other factors, in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. We have little control over these third-party providers, which increases our vulnerability to disruptions or problems with their services. Any financial difficulties experienced by our providers may have negative effects on our business, the nature and extent of which we cannot predict.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our services. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand, our business, and operating results.

Plaor relies on third-party platforms such as the Apple App Store, the Google Play Store, and Facebook to distribute our games and collect revenue. If we are unable to maintain a good relationship with such platform providers, if their terms and conditions or pricing changed to our detriment, if we violate, or if a platform provider believes that we have violated, the terms and conditions of its platform, or if any of these platforms were unavailable for a prolonged period of time, our business will suffer.

Plaor derives a majority of its revenue from distribution of games on the Apple App Store, the Google Play Store, and Facebook, and the virtual currency we sell is purchased using the payments processing systems of these platform providers. These platforms also serve as significant online distribution platforms for our games. We are subject to their standard terms and conditions for application developers, which govern the promotion, distribution and operation of games and other applications on their platforms. In addition, if we violate, or if a platform provider believes that we have violated, its terms and conditions, the particular platform provider may discontinue or limit our access to that platform, which would harm our business. Our business would be harmed if they discontinue or limit our access to their platforms, if their platforms decline in popularity, if they modify their current discovery mechanisms, communication channels available to developers, respective terms of service or other policies, including fees, or change how the personal information of players is made available to developers or develop their own competitive offerings.

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Any security breach caused by hacking, including efforts to gain unauthorized access to our applications, servers or websites, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our application, servers or website may result in significant expenses, loss of revenue and other adverse effects to our business.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management.  We do not maintain key person life insurance for any members of our senior management at this time.  The loss of services of our chief executive officer or any other key members of our senior management could adversely affect our business until suitable replacements can be found.  There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ such qualified personnel on acceptable terms.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the Internet industry and therefore increase the risks associated with our operations.

If there are changes in regulations or user concerns regarding privacy and protection of user data, or we fail to comply with such laws, we may face claims brought against us under any of these regulations and it could adversely affect our business.

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from and about our users. Any failure, or perceived failure, by us to comply with regulations of privacy and protection of user data or with any data-related consent orders, Federal Trade Commission requirements or orders, or other federal, state, or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business. As a company that provides services over the Internet, we may be subject to a claim or class-action lawsuit brought under any of these or future laws governing online services. The successful assertion of these claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses.  Even if a claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.  In either situation, any claims with respect to violation of privacy or user data brought against us may adversely affect our business.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of 1934 is substantial and may result in us having insufficient funds to operate our business.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley). We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $200,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce resources to fund our operations and may limit us in expanding our operations.

We operate as a public company, which means we are subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including Sarbanes-Oxley and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Owning our Common Stock:

 Volatility of stock price may restrict sale opportunities.

Our stock price is affected by a number of factors, including stockholder expectations, financial results, the introduction of new products by us and our competitors, general economic and market conditions, estimates and projections by the investment community and public comments by other persons, and many other factors, many of which are beyond our control.  We may be unable to achieve analysts’ revenue or earnings forecasts, which may be based on projected volumes and sales of many product types and/or new products, certain of which are more profitable than others.  There can be no assurance that we will achieve projected levels of revenues. As a result, our stock price is subject to significant volatility and stockholders may not be able to sell our stock at attractive prices.

Our shares may have limited liquidity.

Our shares of common stock are quoted on the OTCQB, which has limited liquidity.  Due to this limited liquidity, our stockholders may be unable to sell their shares into the open market.  In addition, they may encounter difficulty selling large blocks of shares or obtaining a suitable price at which to sell their shares.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB marketplace, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely.

Our management owns a substantial portion of our outstanding common stock, which enables them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Our management beneficially controls approximately 20% of our outstanding shares of common stock as of July 7, 2014.  Such concentrated control could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Our common shares may be thinly-traded, and our stockholders may be unable to sell at or near ask prices or at all if they need to sell their shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of significant revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We will need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will not be sufficient to meet our anticipated cash needs for the near future. We may also require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. Consequently, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities will result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing, if necessary, will be available in amounts or on terms acceptable to us, if at all.

The exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants, could result in dilution in the interests of our other stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding options and warrants.  In addition, holders of the warrants have registration rights with respect to the common stock underlying such warrants, the registration of which has caused and will continue to cause us to incur a substantial expense.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 975,000,000 shares of common stock authorized for issuance.  As of July 7, 2014, we had approximately 858,000,000 shares of common stock available for issuance.  We have reserved 6,038,750 shares for issuance upon the exercise of outstanding options, 16,145,179 shares for issuance upon the exercise of outstanding warrants and 20,000,000 shares for issuance upon the exercise of outstanding Series B Preferred Stock.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in the Company.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants or the conversion price of outstanding Series B Preferred Stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act of 1933 may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options or conversion of outstanding Series B Preferred Stock may have a depressive effect on the market price of our common stock, as such warrants, options and Series B Preferred Stock would be more likely to be exercised or converted at a time when the price of our common stock is greater than the exercise or conversion price.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and may grant voting powers, rights and preference that differ from or may be superior to those of the registered shares.

Our articles of incorporation allow us to issue 25,000,000 shares of preferred stock without any vote or further action by our stockholders. As of July 7, 2014, we had approximately 24,000,000 shares of preferred stock available for issuance.  Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

The risk factors discussed in “Risk Factors” beginning on page 7 of this prospectus could cause our results to differ materially from those expressed in forward-looking statements.  There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

  USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling shareholders.  Rather, the selling shareholders will receive those proceeds directly.

We will, however, receive the exercise price with respect to warrants to purchase up to 6,085,179 shares of our common stock, when and if exercised by the selling shareholders who hold them. If all the warrants are exercised, we estimate our net proceeds would be approximately $9,049,686. However, the holders of the warrants have the option to exercise the warrants using a “cashless” exercise, in which case we would not receive any proceeds from the exercise of the warrants.  Each of the warrants includes a cashless exercise option, pursuant to which the holder thereof can exercise the warrant without paying the exercise price in cash.  If the holder elects to use this cashless exercise option, such holder will receive a fewer number of our shares than it would have received if the exercise price were paid in cash.  The number of our shares the holder of the warrants would receive in connection with a cashless exercise is determined in accordance with a formula set forth in the applicable warrant.  There can be no assurance that we will receive any payments even if all of the warrants are exercised.  Any proceeds received will be used for working capital and other general corporate purposes.

DILUTION

The selling shareholders are offering for resale common shares underlying the outstanding warrants. To the extent such warrants are exercised, the existing shareholders will experience dilution to their ownership interests in us.

  DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING SHAREHOLDERS

This prospectus covers the offer and sale by the selling shareholders of up to an aggregate of 6,354,151 shares of common stock, consisting of 268,972 shares of common stock and 6,085,179 shares underlying warrants.  The following table sets forth, to our knowledge, certain information about the selling shareholders as of May 4, 2011, the date of the table, based on information furnished to us by the selling shareholders   as updated by information made known to the Company on or prior to September 8, 2014 .  Except as indicated in the footnotes or description of the private placement transactions following the table, each selling shareholder has indicated to us that it is acting individually, not as a member of a group, and none of the selling shareholders or their affiliates has held any position or office or had any other material relationship with us in the past three years.  Each of the selling shareholders have represented to us that they are not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.  The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling shareholders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.   Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

Name of Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Shareholder*	Amount of Shares of Common Stock Owned by Selling Shareholder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold(1)(2)
John Hancock Small Cap Intrinsic Value Fund (3)	0	1,875,000 (4)	0	0
Capital Ventures International (5)	0	750,000 (6)	0	0
Anson Investments Master Fund LP (7)	0	681,819 (8)	0	0
Highbridge International, LLC (9)	268,972	2,314,426 (10)	0	0
OTA, LLC (11)	0	399,637 (12)	0	0
Craig Schwabe	0	114,182 (13)	0	0
Noam Rubinstein	0	57,090 (14)	0	0
Buy.com, Inc. (15)	0	161,997 (16)	0	0

* This may include shares of common stock sold prior to the date hereof.
(1)   We do not know when or in what amounts the selling shareholders may offer shares for sale. The shareholders may not sell any or all of the shares offered by this prospectus. Because the shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the shareholders.
(2)   Based on 116,733,508 shares of our common stock outstanding as of August 28, 2014 .
(3)   Tim Malloy is the Portfolio Manager of John Hancock Small Cap Intrinsic Fund and has voting and dispositive power over the shares beneficially owned by John Hancock Small Cap Intrinsic Fund.
(4)   Consists of 1,875,000 shares of our common stock underlying the Warrant issued to John Hancock Small Cap Intrinsic Fund.
(5)   Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  CVI is an affiliate of a registered broker-dealer.
(6)   Consists of 750,000 shares of our common stock underlying the Warrant issued to Capital Ventures International.
(7)   Moez Kassam is the Portfolio Management of Anson Investments Master Fund LP and has voting and dispositive power over the shares beneficially owned by Anson Investments Master Fund LP.
(8)   Consists of 681,819 shares of our common stock underlying the Warrant issued to Anson Investments Master Fund LP.
(9)     Mark Vanacore is the Managing Director of Highbridge International, LLC and has voting and dispositive power over the shares beneficially owned by Highbridge International, LLC.
(10)   Consists of 268,972 shares of our common stock and 2,045,454 shares of our common stock underlying the Warrant issued to Highbridge International, LLC.
(11)   Ira Leventhal is the Senior Managing Director of OTA LLC and has voting and dispositive power over the shares beneficially owned by OTA LLC.
(12)   Consists of 399,637 shares of our common stock underlying the Warrant held by OTA, LLC.
(13)    Consists of 114,182 shares of our common stock underlying the Warrant issued to Craig Schwabe.
(14)    Consists of 57,090 shares of our common stock underlying the Warrant issued to Noam Rubinstein.
(15)    Neel Grover and Greg Giraudi share voting and dispositive power over securities beneficially owned by Buy.com, Inc. Neel Grover and Greg Giraudi disclaim any such beneficial ownership of the securities.
(16)   Consists of 161,997 shares of common stock underlying warrants.

Private Placements

On March 3, 2011, we closed a securities purchase agreement, dated February 28, 2011, with four of the selling shareholders, John Hancock Small Cap Intrinsic Value Fund, Capital Ventures International, Anson Investments Master Fund LP and Highbridge International, LLC, and issued to those holders (i) 7,136,364 shares of our common stock at a price of $1.10 per share and (ii) five-year warrants exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. In addition, three of the selling shareholders, Rodman & Renshaw, LLC, Craig Schwabe, and Noam Rubinstein, were issued five-year warrants exercisable into 570,909 shares of common stock at an exercise price of $1.50 per share in connection with the placement agent services provided in the private placement.

On June 9, 2010, we entered into an agreement and plan of merger dated June 9, 2010 among us, Adisn, Inc., a Delaware corporation (“Adisn”) and our  wholly-owned subsidiary, Adisn Acquisition Corp. (the “Adisn Merger Agreement”), pursuant to which Adisn Acquisition Corp. merged with and into Adisn and Adisn survived as our wholly-owned subsidiary.  Pursuant to the Adisn Merger Agreement, one of the selling shareholders, Buy.com, holds warrants exercisable into 161,997 shares of common stock at an exercise price of $1.02 per share that were assumed by us in connection with our acquisition of Adisn.

To our knowledge, except for OTA, LLC , Craig Schwabe, Noam Rubinstein, and CVI, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

OTA, LLC is a registered broker-dealer. CVI is an affiliate of a registered broker-dealer. Craig Schwabe & Noam Rubinstein are affiliated with a broker-dealer. Craig Schwabe and Noam Rubinstein previously served as employees of Rodman & Renshaw, LLC, a former registered broker-dealer and each of them received warrants as compensation for investment banking services. Messrs. Schwabe and Rubenstein currently are employed by H.C. Wainwright & Co., LLC, a registered broker-dealer.

  PLAN OF DISTRIBUTION

Selling shareholders

We are registering outstanding shares of common stock and shares of common stock issuable upon exercise of the warrants to permit the resale of such shares of common stock by the selling shareholders, from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act of 1933 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933 or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

  DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 975,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share, of which 1,300,000 shares of preferred stock are designated as Series A Preferred Stock and 1,000,000 shares of preferred stock are designated as Series B Preferred Stock.  On August 15, 2014, there were 116,733,508 shares of common stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding and 1,000,000 shares of Series B Preferred Stock issued and outstanding.

Common Stock. Our common stock is the only class of voting securities issued and outstanding. Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Series B Preferred Stock . The designations, preferences and relative rights of the Series B Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock (“Certificate of Designation”), which was filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, which was filed on April 9, 2013. The Certificate of Designation provides, among other things, that: (i) the conversion price for the shares of Series B Preferred Stock is the price per share equal to the quotient of the original issue price of $1.00 per share (the “Original Issue Price”) divided by the number of shares of common stock into which each share of Series B Preferred Stock may be converted (the “Conversion Rate”), subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation (the “Conversion Price”); (ii) each share of Series B Preferred Stock is convertible into shares of common stock at the option of the holder at any time after the date of issuance at a Conversion Rate of 20 shares of common stock for each share of Series B Preferred Stock; (iii) the holder of outstanding Preferred Stock will be entitled to receive dividends, when declared by the Board of Directors, at an annual dividend rate of 10% per share of Series B Preferred Stock, with such right to receive dividends being cumulative and will accrue and be payable annually; (iv) the shares of Series B Preferred Stock may be redeemed by the Registrant, at its option, at a redemption price equal to 120% of the amount obtained by multiplying the Original Issue Price of the Series B Preferred Stock by the number of shares of Series B Preferred Stock to be redeemed from the Investor; and (v) so long as any shares of Series B Preferred Stock remain outstanding, the Registrant will not, among other things, amend or restate any provisions of the Registrant’s Articles of Incorporation or Bylaws, declare or pay dividends on any shares of common stock or other security other than Series B Preferred Stock, authorize or issue any equity security having a preference over or being on parity with the Series B Preferred Stock, change the authorized number of directors, or enter into indebtedness of more than $1,000,000, without the prior written consent of a majority of outstanding shares of Series B Preferred Stock.

Warrants. In the private placement offering closed on March 3, 2011, we issued five-year warrants to purchase 5,352,273 shares of common stock equal to 75% of the Shares purchased in the offering, excisable at a price of $1.50 per share to certain accredited investors. The number of shares of common stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the issuance.

Rodman & Renshaw LLC (“Placement Agent”) acted as our exclusive placement agent in connection with the private placement closed on March 3, 2011. to the terms of the Engagement Agreement, for the Placement Agent’s service we paid a cash placement fee equal to 8% of the aggregate purchase price paid by Investors that were placed in the Offering, and we agreed to pay a cash fee equal to 8% of the aggregate cash exercise price to be received by the Company upon the exercise of the Warrants, payable only in the event of the receipt by the Company of any proceeds of such cash exercise.  In addition, the Placement Agent received Warrants to purchase the number of shares equal to 8% of the number of purchased shares sold to Investors, which shall be exercisable at $1.50 per share. The number of shares of common stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the issuance.

Buy.com, Inc. is the holder of warrants to purchase 161,997 shares of common stock at an exercise price of $1.02 per share. Those warrants were assumed by us in connection with our acquisition of Adisn.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Michael J. Muellerleile was previously a selling shareholder and employee of M2 Law Professional Corporation, which serves as our legal counsel.

BUSINESS

Our Background.   CrowdGather, Inc.  formerly WestCoast Golf Experiences, Inc., (the “Company,” “we” or “CrowdGather”) was incorporated in the State of Nevada on April 20, 2005.

On April 2, 2008, the Company, General Mayhem LLC (“General”) and the Company’s wholly owned subsidiary, General Mayhem Acquisition Corp. (the “Acquisition Subsidiary”), closed the agreement and plan of merger, pursuant to which General merged into the Acquisition Subsidiary, with the Acquisition Subsidiary surviving, and each share of General was converted into and became one (1) share, such that former members of General were issued 26,000,000, or approximately 64.9%, of the outstanding shares at that time. Immediately thereafter, the Acquisition Subsidiary merged with and into the Company, with the Company surviving, and the Company changed its name to CrowdGather, Inc.

Recent Developments.

Sale of PbNation.  On May 19, 2014, we sold the online forum PBNation.com and related website and domain names to VerticalScope, Inc. for $1,380,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K, which was filed on May 1, 2014.

Merger with Plaor, Inc. On May 19, 2014, we closed the Agreement and Plan of Merger with Plaor, Inc., a Delaware corporation (“Plaor”) and our wholly-owned subsidiary, Plaor Acquisition Corp., pursuant to which Plaor Acquisition Corp. merged with Plaor and Plaor survived as our wholly-owned subsidiary (“Merger”). Pursuant to the Merger, the shareholders of Plaor received 55,075,800 shares of common stock of CrowdGather .

Background of Plaor. Plaor was initially organized as Plaor LLC in the State of Delaware on March 5, 2012.  On May 1, 2014, Plaor filed a Certificate of Conversion with the Secretary of State of Delaware pursuant to which Plaor was converted to a corporation.

Our Business.   We are an Internet company that specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become an important social, advertising and user generated content network by consolidating existing groups of online users who post on message boards and forums. Our goal is to create superb user experiences for forum communities and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Our network is comprised of two types of forum communities: branded and hosted communities that are built on one of our forum hosting platforms.  The branded communities, such as Pocketables.com and Digishoptalk.com, are wholly owned by us and we monetize them through a combination of text and display ads.  The hosted communities comprise the majority of our revenues, traffic, and page views, and are built upon one of our leading forum hosting platforms - Yuku.com and Freeforums.org.  We monetize the web traffic on these sites through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support and hosting.  In some instances, we may derive subscription revenues in lieu of or in addition to advertising revenue because the site administrator has decided to pay monthly fees in exchange for providing an ad-free experience and other services for their members.  Our goal is to ultimately build an advertising network that allows us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

As a result of the Merger with Plaor, we have subsequently devoted a significant portion of our operations to the business of Plaor and expect to continue to do so in order to expand our operations.

Plaor’s Business. Plaor specializes in developing highly scalable multi-platform games that are available on Facebook, Google Play, and the Apple App Store . Plaor’s initial social gaming platform is a simulated casino environment referred to as Mega Fame Casino wherein individual gamers are able to play online casino style games socially with other players from around the world. Unlike traditional casinos or their online counterparts, the betting on Mega Fame is virtual and no real money bets are accepted and there is no ability for a player to redeem their winnings for cash. Despite the lack of traditional cash betting, we believe that players experience the same entertainment as they experience in a casino setting. Mega Fame Casino is a gaming platform which includes multiple games, combined to emulate a casino environment. Along with the company’s initial Hollywood Poker offering, the Mega Fame Casino also includes Video Poker, multiple slot machines, and a daily celebrity challenge designed to increase engagement and retention of players.

Mega Fame Casino features celebrities from film, television, professional sports, and the music industry and offers weekly celebrity tournaments which we believe bring unique experiences to social games as players can play and interact with their favorite stars.  Plaor’s mission is to create great social game experiences that bring enjoyment and a sense of community to its players.  Plaor strives to “treat everyone like a star” with high quality products, exceptional customer service, and personal attention for all of its players.

In addition to its focus on social games, Plaor has developed a web-based technology platform to facilitate short development cycles and data collection systems.  Plaor collects and analyzes large volumes of player behavioral data continually and utilizes analysis of those data to understand its players and maximize its platform’s potential as a creative social game environment.

Plaor’s technologies include a mixture of native and managed frameworks deployed to both internal and hosted environments. Based on well-known web technologies, Plaor has engineered systems built to maximize operating and development efficiencies while maintaining what we believe is a high quality experience for the user.

Plaor also has a content tool chain that allows for real time and seamless content deployment paths on all of its currently supported distribution channels.  This technology is fundamental in our ability to rapidly expand and enhance our game experiences with minimal friction in either the distribution of content or our players’ ability to access it.

Our Community of Online Forums. Our forum community connects what we believe is a robust and vibrant network of people sharing their questions, expertise and experiences. We hope that this collection of forums will help users easily access relevant, dynamic, and compelling user-generated content, conversations and commerce.

Our primary objective is to maximize the monetization of page views and user actions across our network of forum properties, with a primary focus on U.S. and Western traffic that can earn more lucrative ad payouts. Among other considerations, defining potential monetization typically includes the review of traffic analytics. Historically, we have reported ranges of monthly page views and monthly unique visitors as of a given point in time. However, when we purchase a site, the seller may not have analytics tags installed to properly gauge traffic and occasionally we must install the analytics tags in order to define and then estimate key traffic statistics. Combined with our ongoing efforts to create premium ad inventory by removing inactive sites, and pruning other sites to remove content that violates our advertising partners’ terms of service agreements and international content that is not easily monetized, the use of such estimates can contribute to quarter over quarter variances in traffic analytics. We will from time to time continue to engage in pruning our sites to remove inactive accounts and other content where monetization is not feasible. These activities can contribute to creating an improved ad network capable of earning higher ad rates, but they can also result in reductions of page views, unique visitors, registered users, discussions and posts. Although traffic analytics such as monthly page views and monthly unique visitors can be useful indicators, a more important determinant of value from a business perspective is our ability to generate and increase the revenues we receive from higher ad rates since not all traffic can be efficiently monetized.

We seek to continually add to the number of communities our website services by acquiring additional active forums, thereby increasing traffic to our site and the number of forums we host.

Revenues . We derive revenue principally from the sale of Internet advertising and sponsorships, as well as from subscription services on free forum hosting platforms and e-commerce. The Internet is an attractive forum for certain advertisers, depending on the number of users we have and a variety of other factors.  Internet advertising spending continues to increase on an annual basis.  We believe that significant revenues can be generated from online advertising both for our Company-owned sites as well as on a commission sales basis for our third-party network sites.

Plaor generates revenue from Mega Fame Casino through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within Mega Fame Casino. Players can pay for our virtual currency using Facebook local currency payments when playing our games through Facebook and can use other payment methods such as credit cards or PayPal on other platforms. Mega Fame Casino currently has more than 20,000 daily active users.

Sales, Marketing and Distribution. We intend to pursue direct sales with advertisers interested in exposing their products or services to our forum populations on a targeted basis.  We will work not only with direct advertisers, but also advertising networks as represented by intermediaries.  A key component of our strategy will be to customize advertising programs that are directly relevant to an advertiser, while not at odds with our online communities.  We will also allow for direct personalized advertising sales to the members of our respective forum communities who wish to market their products or services to their fellow members.

We hope to develop a widely recognized brand, which will enable us to attract, retain, and more deeply engage users, forum owners, advertisers, publishers, and developers. We believe a great brand begins with a great product, services, and content.  We focus on each step of product and services development, deployment, and management and content design to understand our offerings and how best to market them to our communities of potential and existing users. We hope to use online advertising, and leverage our online network and our distribution partnerships to market our products and services to the right people at the right time. With continued investment in brand and product marketing, we believe we can continue to attract and engage users, advertisers, publishers, and developers.

In order to highlight our capabilities beyond traditional Internet advertising, we undertook a social media marketing initiative wherein we partnered with a technology company in order to create and market a fragrance product called Erox.  In May 2011, we acquired the Erox.com domain name, “Erox” trademark in the United States and produced a limited amount of product. Our investment in this project has been immaterial to date.

Plaor’s users are primarily acquired through the Facebook advertising platform for both desktop and mobile users.  We have invested in the creation of an advanced advertising tool set that has been tightly integrated with our game products.  This tool set enables our marketing teams to more efficiently study, segment, and target user segments inside of and outside of our products.

Plaor also operates product web sites, Facebook fan pages, and other social media accounts to connect and cultivate players into a thriving community of dedicated fans.  Fans can join these online sites to interact with other players of Plaor’s games and to receive special promotions and sale items exclusively for participants in these sites and pages.

Plaor sponsors or hosts live and online events with specific themes or topics that Plaor believes are interesting to its community of players.  These events include sponsorship of events such as “The Night of 100 Stars” and land-based poker tournaments featuring many of the celebrities with whom players can interact within our social game products.

Competition. We operate in the Internet products, services, and content markets, which are highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information, and entertainment services integrated into other products and media properties.

We compete for users, advertisers, publishers, and developers with many other providers of online services, including Web businesses where expertise in a particular market segment may provide a competitive advantage and with social media and networking competitors. Ad networks which create specialized marketing solutions for specific advertiser or publishers segments, also compete with us for a share of marketing budgets.

We compete with companies to attract users and developers as well as attract advertisers and publishers to our forums. The principal competitive factors relating to attracting and retaining users include the usefulness, accessibility, integration, and personalization of the forums that we offer and the overall user experience on our sites.

Many of our current and potential competitors have longer operating histories, more industry experience, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. We may not be able to compete with either the large or mid-sized companies. We are also at a significant competitive disadvantage within the Internet industry because we have limited capital resources. Our ability to compete will depend on our ability to obtain users of our products without spending any significant funds to market and promote our products.

The social gaming industry in which Plaor operates is also highly competitive, and we expect to face constant competition as new titles emerge onto the marketplace due to the low development costs and negligible barriers to entry in launching social games. We face competition from a number of entities who develop games as well as many traditional and digital forms of entertainment. These competitors include established gaming companies such as King.com, Electronic Arts Inc., Zynga Inc. and numerous smaller privately-held companies as well as independent developers. We also face increased competition if large companies with significant online presences such as Facebook, Inc., Google Inc., Amazon.com, Inc., Apple, Inc., The Walt Disney Company or Yahoo! Inc., choose to enter or expand in the games space or develop competing social casino games. Many of our potential competitors have significant resources for developing or acquiring additional games, and may be able to incorporate appealing brands and assets into their games or distribution of their titles. We also face potential competition from the established casino companies who may develop their social casino own platforms in competition with ours.

Intellectual Property. Our intellectual property assets include domain names and websites; trademarks related to our brands, products and services; copyrights in software and creative content; trade secrets; and other intellectual property rights and licenses of various kinds. We also currently own the web domain www.crowdgather.com , which serves as our corporate website, and www.plaor.com , which serves as Plaor’s corporate website.  Our portfolio currently consists of over 500 domain names and over 70 web properties at various stages of development.  Our corporate website ( www.crowdgather.com ) features a current list of our developed communities and software products.

Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the United States and other countries, and through contractual provisions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and non-disclosure agreements with third parties with whom we conduct business in order to secure our proprietary rights and additionally limit access to, and disclosure of, our proprietary information. We consider our trademarks to be our most valuable assets and we will seek to register these trademarks in the United States and will seek to protect them. We have licensed in the past, and expect that we may license in the future, certain of our proprietary rights, such as trademark, patent, copyright, and trade secret rights to third parties.

Government Regulation. We are subject to regulations and laws directly applicable to providers of online content and services. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. The federal government and some state governments have introduced or considered legislation relating to Internet usage generally, including measures relating to privacy and data security, as well as specific legislation aimed at social networking sites, such as ours.  It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could negatively affect our business. We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, security, illegal or obscene content, retransmission of media, spyware, and personal privacy and data protection apply to the Internet.  We monitor pending legislation to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments within the industry.

A number of U.S. federal laws, including those referenced below, impact our business. The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and CDA in conducting our business. Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these regulations or limit our ability to operate certain lines of business. The Children’s Online Privacy Protection Act of 1998 (“COPPA”) prohibits web sites from collecting personally identifiable information online from children under age 13 without prior parental consent. The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) regulates the distribution of unsolicited commercial emails, or “spam.” Online services provided by us may be subject to COPPA and CAN-SPAM requirements. Congress and individual states may also consider online privacy legislation that would apply to personal information collected from teens and adults. We believe that we are in material compliance with the requirements imposed by those laws and regulations.

Plaor’s games are based upon traditional casino games, such as poker. We have structured and operate our casino-themed games with the gambling laws in mind and believe that playing such games does not constitute gambling.

We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We do not believe that we have not been affected by any of the rules and regulations specified in this section.

Research and Development. We seek to continually enhance, expand, and launch products and features to meet evolving user, advertiser, and publisher needs for technological innovation and a deeper, more integrated experience for the online community of users. We intend to leverage our internal development efforts through technology acquisitions.

As Plaor is a social games company, we believe that the need to anticipate social and technical trends is significant.  We believe it is necessary to invest in the development of new games, code, and tools in an effort to achieve our strategic goals and objectives.  Plaor’s research and development costs were approximately $2.5 million for the fiscal year ended April 30, 2014.

Our Subsidiaries. In May 2014, we acquired Plaor, Inc., which operates as a wholly owned subsidiary. In June 2010, we acquired Adisn, Inc., which operates as a wholly owned subsidiary.

Employees. As of July 7, 2014, we have five full time employees, and an additional 21 employees relating to the Plaor merger.  None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

  DESCRIPTION OF PROPERTY

We do not own any interests in real estate. We lease approximately 1,578 square feet of office space located at 20300 Venture Blvd., Suite 330, Woodland Hills, California. The term of our lease is for six months and expires on October 31, 2014. Our rent is $3,242 per month.

Plaor rents approximately 4,500 square feet of office space at its headquarters located at 12 Channel Street, Boston, MA 02210. Our rent is $5,500 per month.  On August 1, 2014, Plaor is moving to a new office with approximately 10,000 square feet of office space. The new rent will be $14,000 per month.

 LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of the date of this report, we are not currently involved in any legal proceeding that we believe has a material adverse effect on our business, financial condition or operating results.

On July 28, 2014, Plaor entered into a Settlement Agreement (the “ Settlement Agreement”) with Hollywood Casinos LLC (“HC”) for the settlement of litigation relating to the use of certain marks, social media accounts and domain names incorporating the term “hollywood” (collectively, the “Hollywood Domains”)  in the case entitled  Plaor LLC v. Hollywood Casinos, LLC (the “Litigation Matter”). Under the terms of the Settlement Agreement, HC has paid to Plaor $175,000 in exchange for all of Plaor’s and the Company’s rights, titles and interests to the Hollywood Domains and in full settlement of all claims in the Litigation Matter.  The parties to the Settlement Agreement have filed a joint stipulation of dismissal of the Litigation Matter with respect to the Company, Plaor and HC and released each other from all claims related to the Litigation Matter.

On October 11, 2013, the Company entered into a Settlement Agreement and Release (“Settlement”) with Andrew Moeck and Wendell Brown (collectively, the “Plaintiffs”) settling the Plaintiffs’ complaint against the Company.   The complaint was filed in the Superior Court of California, Los Angeles County and related to the earn-out calculation in the Securities Escrow Agreement dated June 9, 2010 from the Company’s acquisition of Adisn, Inc ("Adisn").

Per the terms of the Settlement, the Company made a cash payment of $50,000, issued 250,000 shares of common stock and transferred the Adisn trademark, domain and patent to the Plaintiffs in exchange for the Company receiving a royalty-free license to use the patent in perpetuity and a dismissal of all pending claims.

 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto as filed with this prospectus.

Critical Accounting Policies and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this report for the year ended April 30, 2014.

Overview.  CrowdGather operates a network of forum and online communities focused on a broad number of vertical interests.  Following the merger with Plaor we also operate a social casino game available free to play on Facebook, iOS, and Android.  We will continue to focus on building each of our online communities and games while pursuing opportunities to unite the two businesses in mutually beneficial ways.  Through our Merger with Plaor, we believe will be able to offer additional engagement and retention features to both our forum and our game user bases.  These features may also facilitate new channels of user acquisition as we cross promote and integrate our forums and our social games.

Our forum business specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become an important social, advertising and user generated content network by consolidating existing groups of online users who post on message boards and forums. Our goal is to create superb user experiences for forum communities and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Our network is comprised of two types of forum communities: branded and hosted communities that are built on one of our forum hosting platforms.  The branded communities, such as Pocketables.com and Digishoptalk.com, are wholly owned by us and we monetize them through a combination of text and display ads.  The hosted communities comprise the majority of our revenues, traffic, and page views, and are built upon one of our leading forum hosting platforms - Yuku.com and Freeforums.org.  We monetize the web traffic on these sites through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support and hosting.  In some instances, we may derive subscription revenues in lieu of or in addition to advertising revenue because the site administrator has decided to pay monthly fees in exchange for providing an ad-free experience and other services for their members.  Our goal is to ultimately build an advertising network that allows us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

As a result of the Merger with Plaor, we have subsequently devoted a significant portion of our operations to the business of Plaor and expect to continue to do so in order to expand our operations. Plaor specializes in developing highly scalable multi-platform games that are available on Facebook, Google Play, and the Apple App Store . Plaor’s initial social gaming platform is a simulated casino environment referred to as Mega Fame Casino wherein individual gamers are able to play online casino style games socially with other players from around the world. Unlike traditional casinos or their online counterparts, the betting on Mega Fame is virtual and no real money bets are accepted and there is no ability for a player to redeem their winnings for cash. Despite the lack of traditional cash betting, we believe that players experience the same entertainment as they experience in a casino setting. Mega Fame Casino is a gaming platform, which includes multiple games, combined to emulate a casino environment. Along with the company’s initial Hollywood Poker offering, the Mega Fame Casino also includes Video Poker, multiple slot machines, and a daily celebrity challenge designed to increase engagement and retention of players.

We continue to focus on improving our forum network to enhance our user and community experience, and on seeking avenues to grow our business and contribute to our long-term viability, whether through improving advertising opportunities on our existing ad inventory or developing partnerships with third party publishers to improve monetization.   We recognize that many online advertisers seek engagement with online enthusiasts and users who are passionate about specific topics and products.  We believe that forums offer a significant opportunity to advertisers, as they are tightly knit social communities with concentrations of influencers who are often experts on the forum subject matter.  Forum users have traditionally been inaccessible to advertisers with larger budgets and who prefer making broad category or vertically oriented purchases.  Through the use of technology we intend to pursue a strategy that will help us better connect advertisers to our users in niche specific verticals.  We are also evaluating strategic options, including potential business combinations as well as debt and equity financing.

We are committed to delivering quality, brand safe content for forum advertisers.  Since advertisers are drawn to quality content and curated home pages, we have been working diligently to improve our branded sites.  We have thousands of volunteer moderators and forum administrators patrolling our network, and we are in the process of deploying our own content filter that will consistently identify and prune non-monetizable content that violates our terms of service.

We also continue to conduct ongoing software development across all of our forum network properties to keep improving the administrator and user experience in the communities.  We are constantly working toward offering our communities favorable terms, features and incentives to help them grow and prosper.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the period ended July 31, 2014   and our audited financial statements for the for year ended April 30, 2014, together with notes thereto, which are included in this prospectus .

For the three months ended July 31, 2014, as compared to the three months ended July 31, 2013.

Results of Operations

Revenues and Gross Profit. We realized revenues of $406,590 for the three months ended July 31, 2014, as compared to revenues of $411,691 for the three months ended July 31, 2013.  The variance between comparable periods is primarily due to an increase of approximately $198,000 of social gaming revenue relating to the merger with Plaor for the period from the acquisition date of May 19, 2014 to July 31, 2014. Offsetting this increase was reduced forum advertising revenue of approximately $204,000 primarily due to the sale of certain forum properties during the 4th quarter of fiscal 2014 and 1st quarter of fiscal 2015, and lower than anticipated rates earned from multiple advertising networks in the three months ended July 31, 2014 as compared to the three months ended July 31, 2013.

Our cost of revenue for the three months ended July 31, 2014 was $107,469, as compared to cost of revenue of $754 for the three months ended July 31, 2013.  The increase of approximately $ 107,000 in directly attributable to the platform fees relating to our social games and hosting and data center costs related to operating our online games, royalty fees and expenses for hosting celebrity events, primarily appearance and facility fees.

Our gross profit for the three months ended July 31, 2014 was $299,121 as compared to gross profit of $410,937 for the three months ended July 31, 2013.

As a result of the merger with Plaor, we expect to devote a significant portion of our operations to the business of Plaor in order to expand our operations. To grow our business during the next twelve months, we need to generate increased revenues from users engaging with Plaor social casino games and our online forum communities.   Our failure to increase revenues will hinder our ability to increase the size of our operations. If we are not able to generate additional revenues to cover our operating costs, we may not be able to sustain our operations without raising additional capital.

Operating Expenses. For the three months ended July 31, 2014, our total operating expenses were $3,535,008, as compared to total operating expenses of $832,707 for the three months ended July 31, 2013. Payroll and related expenses increased by $324,752 from $348,290 for the three months ended July 31, 2013 to $673,042 for the three months ended July 31, 2014 as a result of approximately $450,000 in payroll expenses related to the merger with Plaor offset by a $125,000 decrease in compensation expenses related to our fiscal 2014 expense reduction plan.  Stock based compensation decreased by $11,000 from $110,000 for the three months ended July 31, 2013 to $99,000 for the three months ended July 31, 2014.  We also had an increase in general and administrative expenses of $859,287 from $374,417 for the three months ended July 31, 2013 to $1,233,704 for the three months ended July 31, 2014, as a result of approximately $600,000 of advertising and operating expenses and approximately $175,000 of amortization expenses relating to the intangible assets resulting from the merger with Plaor.  Additionally, we recorded a $1,529,262 loss on the disposal of assets relating to the sale of the PbNation.com and associated forums.

Other Income (Expense.) For the three months ended July 31, 2014, we had other income of $241 as compared to other expense of $3,184 for the three months ended July 31, 2013, which primarily consisted of interest expense related to our capital lease obligation.

Net Loss. For the three months ended July 31, 2014, our net loss was $3,236,446, as compared to a net loss of $425,754 for the three months ended on July 31, 2013.  The overall increase of approximately $2,800,000 in our net loss is related to the factors as discussed above.

For the year ended April 30, 2014 as compared to the year ended April 30, 2013.

Results of Operations

Revenues and Gross Profit.  We realized revenues of $1,537,051 for the year ended April 30, 2014, as compared to revenues of $1,933,298 for the year ended April 30, 2013.  The decrease is primarily due to lower than anticipated rates earned from multiple advertising networks and certain direct advertising campaigns that did not reoccur during the year ended April 30, 2014 as compared to the prior year.

Our cost of revenue for the year ended April 30, 2014, was $3,980, as compared to cost of revenue of $52,805 for the year ended April 30, 2013.  The decrease in cost of revenue was due to reduced purchases of ad inventory on behalf of direct advertisers and their agencies during the year ended April 30, 2014 as compared to the prior year.

Our gross profit for the year ended April 30, 2014 was $1,533,071 as compared to gross profit of $1,880,493 for the year ended April 30, 2013.

As a result of the Merger with Plaor,  we expect to devote a significant portion of our operations to the business of Plaor in order to expand our operations. To grow our business during the next twelve months, we need to generate increased revenues from users engaging with Plaor social casino games and our online forum communities.   Our failure to increase revenues will hinder our ability to increase the size of our operations. If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Expenses. For the year ended April 30, 2014, our total operating expenses were $9,252,665 as compared to total operating expenses of $4,651,945 for the year ended April 30, 2013. The increase between the comparable periods of $4,600,720 is primarily due to impairment of goodwill and loss on disposal of assets of $5,909,187.  During the year ended April 30, 2014, we recorded $4,500,202 of impairment loss, $140,026 of which related to a settlement agreement with the former shareholders of Adisn, Inc. whereby the trademarks and trade names originally purchased from Adisn, Inc. were returned, and $4,360,176 relating to the writedown of the goodwill relating to our subsidiary Adisn, Inc.  Additionally, we recorded a $1,408,985 loss on the intellectual property relating to Adisn, Inc. offset by a gain on the disposal of assets relating to the sale of certain forums.  During the 2014 fiscal year, we had been developing a solution to create an ad serving marketplace based on the technology originally purchased from Adisn.  However, due to strategic changes in the 4th quarter of fiscal 2014, we discontinued the marketplace project based on Adisn's technology, and focused instead on the merger with Plaor and the development of social casino games, some of which will be integrated onto our forum network.  We are still focused on fully monetizing our forum network through advertising, but we will also leverage our user base to engage with Plaor’s suite of social casino games.  We do not anticipate using the Adisn technology as part of our go-forward strategy.

Offsetting the increases discussed above was a reduction of Payroll and related expenses of $660,699 from $1,850,509 for the year ended April 30, 2013 to $1,189,810 for the year ended April 30, 2014 as a result of our expense reduction plan.   We also had a decrease in general and administrative expenses of $701,168 from $2,193,436 for the year ended April 30, 2013 to $1,492,268 for the year ended April 30, 2014, as a result of our expense reduction plan.  Last, we had an increase of $53,400 from $608,000 for the year ended April 30, 2013 to $661,400 for the year ended April 30, 2014 primarily due to the issuance of restricted common stock.

Other Income (Expense). For the year ended April 30, 2014, we had other expense (net) of $5,376 as compared to other expense (net) of $10,199, consisting primarily of interest expense related to our capital lease obligation.

Net Loss.   For the year ended April 30, 2014, our net loss was $7,725,770, as compared to a net loss of $2,782,451 for the year ended April 30, 2013.

Liquidity and Capital Resources. Our total assets were $11,950,786 as of July 31, 2014, which consisted of cash of $772,583, accounts receivable of $203,286, investments of $21,480, inventory of $31,852, prepaid expenses and deposits of $51,506, property and equipment with a net value of $126,188, intangible and other assets with a net value of $8,926,491, represented by our domain names and other intellectual property owned, and goodwill of $1,817,400 related to our acquisition of Plaor.

Our current liabilities as of July 31, 2014, totaled $990,517, which is comprised of accounts payable of $92,368, line of credit of $115,253, deferred revenue of $195,377, accrued vacation of $124,442, and other accrued liabilities of $463,077.   We had no other liabilities and no long-term commitments or contingencies at July 31, 2014.

As of July 31, 2014, we had cash of $772,583. We estimate that our cash on hand will not be sufficient for us to continue our current operations for the next twelve months. The period for which our existing financial resources as well as the financial resources necessary to support our operations involves risks and uncertainties and could differ as a result of a number of factors including our assumptions for increasing revenues through the monetization of our forum advertising and social gaming businesses, anticipated efficiencies gained from the completion of ongoing automation and technical initiatives and anticipated further cost reductions. Subsequent to our merger with Plaor, we are now experiencing a net cash burn of approximately $300,000 per month. We remain optimistic about our ability to reduce costs and our net cash burn rate further and are concentrating on optimizing our network of forum properties and social casino games.  However, in addition to generating revenues from our current operations, we will need to raise additional capital to sustain our operations and expand our business to the point at which we are able to operate profitably.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

The majority of our research and development activity is focused on development of the social casino games on our forum network. For Plaor’s business, we believe it is necessary to invest in the development of new games, code, and tools in an effort to achieve our strategic goals and objectives.

We do not anticipate that we will purchase any significant equipment over the next twelve months.

We do not anticipate any significant changes in the number of employee unless we significantly increase the size of our operations. We believe that we do not require the services of additional independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, we may need to supplement our staff in this manner.

Off Balance Sheet Arrangements

We had no off balance sheet arrangements at July 31, 2014.

MANAGEMENT

Executive Officers and Directors.

The following table sets forth information regarding our executive officer and directors.

Name	Age	Position
Sanjay Sabnani	44	CEO, President, Secretary, Director and Chairman of the Board
Jonathan Weiss	40	Chief Financial Officer
Richard Corredera	36	Chief Operating Officer
Jonathan R. Dariyanani	44	Director
James A. Sacks	48	Director
Chuck Timpe	67	Director
Hazim Ansari	43	Director

Sanjay Sabnani. Sanjay Sabnani is our Chairman, Chief Executive Officer, President, and Secretary since April 2, 2008 and became one of our directors shortly thereafter. Mr. Sabnani founded General Mayhem, LLC in May 2004. While building General Mayhem, LLC’s operations and network communities Mr. Sabnani has served senior executive roles in several public companies including: executive vice president, strategic development at Hythiam, Inc. (now Catasys Inc.; NASDAQ:CATS) from April 2004 to December 2007; and president and director at Venture Catalyst, Inc. (NASDAQ:VCAT), from July 1999  to November 2000. Mr. Sabnani assisted in raising over $200 million in public equity financing for these companies, and served as the chief strategist and communicator for these businesses during his tenure with each. In addition, Mr. Sabnani has served as chairman of the board of two distinguished non-profits: Artwallah (arts festival); and TiE SoCal (venture capital networking).Mr. Sabnani was also the founder of a California charity, EndDependence (scholarships for addiction treatment). Mr. Sabnani received his BA in English Literature from UCLA in 1999.  Mr. Sabnani is not an officer or director of any other reporting company.

Jonathan Weiss .  Jonathan Weiss is our Chief Financial Officer and Treasurer.  Mr. Weiss has nearly 20 years of related finance and accounting experience.  From February 2012 to September 2012, Mr. Weiss headed up the finance and business operations of Xtranormal, a San Francisco Bay Area internet startup.  From August 2008 to February 2012, Mr. Weiss served as the Chief Financial Officer of Sandbox Industries, based in Chicago, where he helped provide strategic financial management for a hybrid venture capital firm engaged in healthcare fund management, new business incubation and new business accelerators.  Prior to Sandbox Industries, Mr. Weiss was a regional Chief Financial Officer for USI Holdings, a subsidiary of Goldman Sachs Partners Company, from 1998 to 2008 and a senior auditor for Arthur Andersen LLP from 1995 to 1998.  Mr. Weiss received his Bachelors of Business Administration in Accounting from Emory University in 1995 and is a certified public accountant (inactive).

Richard Corredera. Richard Corredera is our Chief Operating Officer since May 1, 2014.   Mr. Corredera has approximately 18 years of experience in software engineering, systems design and business development.  From April 2012 to the present, Mr. Corredera has served as President and Chief Operating Officer of Plaor where he manages the business operations of Plaor including business development, compliance, and accounting in addition to overseeing its strategic technology development. Prior to Plaor, Richard co-founded DoubleTap Games and was a technical director at THQ’s Helixe development studio and Sony Online Entertainment from 2002 to 2012.  Mr. Corredera is an enrolled agent and admitted to practice before the Internal Revenue Service. Mr. Corredera is not an officer or director of any other reporting company.

Jonathan R. Dariyanani. Mr. Dariyanani has been a member of our Board of Directors since September 2008. Mr. Dariyanani has been the principal of Zoma Law Group/Zoma Ventures in New York since 1999.  From 2003 to 2004, Mr. Dariyanani also served as the director of ESL for Leapfrog Enterprises, Inc.  From 1997 to 1999, he was an associate attorney at the Palo Alto, California office of Wilson Sonsini Goodrich and Rosati.  Mr. Dariyanani is licensed to practice law in California. Mr. Dariyanani holds a Juris Doctor from Duke University, earned in 1997, and a bachelor’s degree in legal studies from the University of California at Berkeley, which he earned in 1993.  Mr. Dariyanani is not an officer or director of any other reporting company.

James A. Sacks. Mr. Sacks has been a member of our Board of Directors since September 2008. Mr. Sacks founded JAS Holdings in 2001, which provides contract sales services for medical business process outsourcing providers. From 1995 to 2000, Mr. Sacks was a registered securities principal for Joseph Charles & Associates.  From 2000 to 2001, he served as a principal and the corporate secretary for Metropolitan Capital Partners.  In 2002, he also served as a registered securities principal for West Park Capital. Mr. Sacks is not an officer or director of any other reporting company.

Chuck Timpe. Mr. Timpe has been a member of our Board of Directors since May 2009. Mr. Timpe is a seasoned director and financial executive and has served as a director and chairman of the audit committee since 1998 for IPC The Hospitalist Company (IPCM – NASDAQ) and as an advisor to CrowdGather since October 2008. From June 2003 to November 2008, Mr. Timpe served as the chief financial officer of Hythiam, Inc. (now Catasys Inc.; CATS—NASDAQ). Prior to joining Hythiam, Mr. Timpe was chief financial officer, from its inception in February 1998 to June 2003, of Protocare, Inc., a clinical research and pharmaceutical outsourcing company which merged with Radiant Research, Inc. in March 2003. Previously, he was a principal in two private healthcare management consulting firms he co-founded, chief financial officer of National Pain Institute, treasurer and corporate controller for American Medical International, Inc. (now Tenet Healthcare Corp.; THC—NYSE), and a member of Arthur Andersen, LLP’s healthcare practice, specializing in public company and hospital system audits. Mr. Timpe is currently a business consultant. Mr. Timpe received his B.S. from University of Missouri, School of Business and Public Administration, and is a certified public accountant (inactive).

Hazim Ansari. Mr. Ansari has been a member of our Board of Directors since May 2014. Mr Ansari   is a specialist in the offshore intellectual property industry and a successful entrepreneur. For the past twelve years, Mr. Ansari has acted as CEO of NovelIP and has advised numerous emerging companies on their patent portfolios. He has negotiated licensing deals with over 50 universities and various U.S. government agencies, including the first ever privately held corporate consortium to conduct medical research using antimatter. In 2002, Hazim founded PatentMetrix, now named Novel IP, based in Delhi, India and was one of the first to use this high quality, cost-effective labor base to deliver patent services, such as mapping markets to help companies proactively manage patent infringement risk and building multi-institutional collaborations to further technology development.

Prior to founding PatentMetrix, Mr. Ansari was an executive at the Tomorrow Factory, a B2B software company, where he was appointed CEO by the Board of Directors, and successfully restructured the company for merger opportunities. Before joining Tomorrow Factory, Mr. Ansari was an intellectual property attorney in O'Melveny & Myers' Newport Beach office where he represented numerous high technology companies in the negotiation of intellectual property licensing and acquisition deals, filing and prosecution of patent portfolios, structuring of co-development and co-exploitation vehicles, and general management of intellectual property assets. Mr. Ansari began his intellectual property career as an associate at Christie, Parker & Hale. He graduated magna cum laude from Loyola Law School of Los Angeles and received his B.S. in Chemical Engineering from Stanford University.

Term of Office. All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the Board of Directors and, subject to employment agreements, serve at the discretion of the board. Currently, directors receive no cash compensation.

Family Relationships. There is no family relationship between any of our officers or directors.

Involvement in Legal Proceedings. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Section 16(a) Beneficial Ownership Reporting Compliance . We believe that our officers, directors, and principal shareholders have filed all reports required to be filed on, respectively, a Form 3 ( Initial Statement of Beneficial Ownership of Securities ), a Form 4 ( Statement of Changes of Beneficial Ownership of Securities ), or a Form 5 ( Annual Statement of Beneficial Ownership of Securities ).

Director Independence.   We believe that Jonathan R. Dariyanani, James A. Sacks, Chuck Timpe and Hazim Ansari are independent members of our Board of Directors as that term is defined by defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Board Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.  Security holders may send communications to our Board of Directors by writing to 20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364, attention Board of Directors.

Audit Committee and Financial Expert.   On November 19, 2010, we adopted an Audit Committee Charter and appointed Chuck Timpe and James Sacks as members of the Audit Committee. Chuck Timpe is our Audit Committee chairman and financial expert.

Our Audit Committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) approving fees for the independent auditor and any outside advisors engaged by the audit committee. The Audit Committee Charter is filed as Exhibit 99.2 to our Report on Form 8-K filed on November 22, 2011.

Code  of Ethics.  On November 19, 2010, we adopted a Code of Conduct and Ethics (the “Ethics Code”) that applies to our directors and employees, including our principal executive officer and principal financial and accounting officer, respectively. The Ethics Code is filed as Exhibit 14.1 to our Report on Form 8-K filed on November 22, 2010. A written copy of the Code is available on our website at www.crowdgather.com .

EXECUTIVE COMPENSATION

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ending April 30, 2014 and 2013.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended April 30	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Sanjay Sabnani CEO, President, Secretary	2014	240,000	0	25,000	22,000	0	0	0	287,000
	2013	240,000	0	0	0	0	0	0	240,000
Jonathan Weiss, CFO, Treasurer	2014	142,615	0	32,000	12,800	0	0	0	187,415
Jonathan Weiss, CFO, Treasurer (1)	2013	43,076	0	0	65,175	0	0	0	102,251
Gaurav Singh, CFO, Treasurer (1)	2013	139,634	0	0	0	0	0	40,000	179,634

 (1) On September 24, 2012, Gaurav Singh resigned as CFO and Treasurer and Jonathan Weiss was appointed as CFO.

Employment Contracts and Termination of Employment.

On March 17, 2014, we entered into an Executive Employment Agreement with Sanjay Sabnani (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Sabnani will serve as President and Chief Executive Officer for an initial term of three years with an additional one year extension granted automatically unless a 60 day written notice to the contrary is provided by either Mr. Sabnani or the Company.  Mr. Sabnani will be responsible for 1) the day-to-day operations of the Company and such other duties, consistent with the Chief Executive Officer position, as the board of directors may delegate to Mr. Sabnani from time to time.  The Company will pay Mr. Sabnani an annual base salary of $240,000 per year. The salary shall increase to $325,000 per year if the Company closes and equity financing of more than $4,000,000 within the initial 12 months of the Employment Agreement and to $275,000 immediately following the occurrence of a “Change in Control”   as defined in  Appendix  I  to the Employment Agreement, The Employment Agreement also provides additional benefits and compensation to Mr. Sabnani in the event of Mr. Sabnani’s employment by the Registrant is terminated. This brief description of the Employment Agreement is a summary of the material terms only and is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 17, 2014.

Outstanding Equity Awards at Fiscal Year-end. As of April 30, 2014, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Sanjay Sabnani CEO, President, and Secretary	400,000	0	400,000	$1.49	06/20/2018	0	0	0	0
Sanjay Sabnani CEO, President, and Secretary	50,000	150,000	200,000	$1.16	03/21/2021	0	0	0	0
Sanjay Sabnani CEO, President, and Secretary	500,000	0	500,000	$0.044	05/31/2023	0	0	0	0
Sanjay Sabnani CEO, President, and Secretary	0	0	0	0	-	250,000	$25,000	0	0
Jonathan Weiss CFO, Treasurer	400,000	0	400,000	$0.14	09/24/2022	0	0	0	0
Jonathan Weiss CFO, Treasurer	150,000	0	150,000	$0.12	12/27/2022	0	0	0	0
Jonathan Weiss CFO, Treasurer	320,000	0	320,000	$0.04	05/31/2023	0	0	0	0
Jonathan Weiss CFO, Treasurer	0	0	0	0	-	320,000	$32,000	0	0

All of the options specified above vest as follows: 1/8 of total vests after 180 days after grant; remaining to vest at the rate of 1/16 of the total every 90 days thereafter, over 4 years.  The options granted expire 10 years after the date of grant.

The restricted common stock awards vest 25% per year for 4 years.

There were no exercises of stock options by our above named executive officers during the year ended April 30, 2014.

Director Compensation. Our directors received the following compensation for their service as directors during the fiscal year ended April 30, 2014:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Sanjay Sabnani, director	0	25,000	22,000	0	0	0	47,000
Jonathan Dariyanani director	0	12,000	6,400	0	0	0	18,400
James Sacks, director	0	12,000	6,400	0	0	0	18,400
Chuck Timpe, director	0	20,000	6,400	0	0	0	26,400

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of July 7, 2014 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;
•	each director;
•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” above; and
•	all of our current directors and executive officers as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of July 7, 2014 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after July 7, 2014 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (3)
Common Stock	Sanjay Sabnani 20300 Ventura Blvd, Suite 330 Woodland Hills, CA 91364	18,916,938 shares (1) CEO, President, Secretary, Treasurer and director	16.2%
Common Stock	Typhoon Capital Consultants, LLC (2) 19069 Braemore Road Northridge, California 91326	16,210,550 shares Beneficial Owner	14.0%
Common Stock	Jonathan Weiss c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	1,190,000 shares (4) CFO	*
Common Stock	Richard Corredera c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	2,360,830 shares COO	*
Common Stock	Jonathan R. Dariyanani c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	620,000 shares (5) Director	*
Common Stock	James A. Sacks c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	955,000 shares (6) Director	*
Common Stock	Chuck Timpe c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	900,000 shares (7) Director	*
Common Stock	Hazim Ansari c/o 20300 Ventura Blvd., Suite 330 Woodland Hills, California 91364	3,734,446 shares (8) Director	*
Common Stock	Peter Lee Evelyn Tower, 14 th Floor, Flat E North Point, Hong Kong	22,464,405 shares (9) Beneficial Owner	18.1% (8)
Common Stock	Pabos LLC (10) 111 N Sepulveda Blvd Suite 336 Manhattan Beach, CA 90266	40,532,814 shares (10) Beneficial Owner	33.11%
Common Stock	All directors and named executive officers as a group	22,581,938 shares	19.3%
* Denotes less than 1%.

(1) Includes 16,210,550 shares, which are held by Typhoon Capital Consultants, LLC, of which Sanjay Sabnani is the beneficial owner, 421,390 shares, which are held by Sabnani IRA, of which Sanjay Sabnani is the beneficial owner, 1,100,000 shares of common stock underlying options granted to Mr. Sabnani, 250,000 restricted common shared awarded to Mr. Sabnani, 34,998 shares issued in relation to the Plaor merger and 900,000 shares held by Sabnani Children Income Trust, of which Sanjay Sabnani may be deemed to have beneficial ownership due to his spouse’s role as sole trustee for this trust. Mr. Sabnani disclaims beneficial ownership of those 900,000 shares, except as to his pecuniary interest therein.
(2) Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC.
(3) Based on 116,733,508 common shares issued as of July 7, 2014.
(4) Includes 870,000 shares of common stock underlying options granted to Mr. Weiss and 320,000 shares of restricted common stock awarded to Mr. Weiss.
(5) Includes 500,000 shares of common stock underlying options granted to Mr. Dariyanani and 120,000 shares of restricted common stock awarded to Mr. Dariyanani.
(6) Includes 335,000 shares of common stock held of record by James A. Sacks, 500,000 shares of common stock underlying options granted to Mr. Sacks and 120,000 shares of restricted common stock awarded to Mr. Sacks.
(7) Includes 20,000 shares of common stock held of record by Chuck Timpe, 680,000 shares of common stock underlying options granted to Chuck Timpe and 200,000 shares of restricted common stock awarded to Mr. Timpe.
(8) Includes 3,554,446 shares, which are held by NKS Group, Inc. Hazim Ansari holds voting and dispositive power over the shares of NKS Group, Inc.
(9) Calculated using the Schedule 13D/A filed with the SEC on October 16, 2013 by Peter Lee. Includes 1,003,000 shares of common stock held of record by Mr. Lee, 194,738 shares of common stock and 266,667 shares of common stock underlying warrants held of record by Mr. Lee’s personal holding company, 14,000,000 shares of common stock underlying shares of Series B Preferred Stock held of record by Mr. Lee and 7,000,000 shares of common stock underlying warrants held by Mr. Lee.  Percent of class based on 123,733,508 common shares deemed outstanding.
(10) Includes 1,878,840 shares held by CLEO. Bosko Djordjevic and Paul Schwartz share voting and dispositive power over the shares held by Pabos LLC and CLEO.

 MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information.    Our common stock is quoted on the OTCQB under the symbol “CRWG.”  For the periods indicated below, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)
Fiscal Year 2014
First Quarter	$0.09	$0.03
Second Quarter	$0.10	$0.04
Third Quarter	$0.09	$0.05
Fourth Quarter	$0.16	$0.07

Fiscal Year 2013
First Quarter	$0.32	$0.18
Second Quarter	$0.22	$0.12
Third Quarter	$0.14	$0.08
Fourth Quarter	$0.09	$0.04

Stock Split.

In March 2008, we effected a 13-for-1 forward stock split of our common stock. All share numbers presented in this filing reflect the stock split.

Options/Warrants.

As of April 30, 2014, we had outstanding the following options or warrants to purchase, and securities convertible into, shares of our common stock:

●
Options to purchase 6,038,750 shares of our common stock issued under our existing stock option plan.  All options are subject to vesting requirements.  Exercise prices of the options range from $0.09 to $1.55.

●
Warrants to purchase 6,578,513 shares of our common stock with exercise prices of the warrants range from $0.26 to $1.50, of which 6,085,179 shares issuable upon exercise of these warrants are included in this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

The SEC has adopted certain amendments to Rule 144 prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We have satisfied the preceding requirements and as a result, pursuant to Rule 144, our shareholders may be able to sell their shares freely without registration. However, if we fail to file all our Exchange Act reports, our shareholders will not be able to sell their shares pursuant to Rule 144.

Holders.

The approximate number of stockholders of record at July 7, 2014 was 72.  The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends.

We have never declared or paid a cash dividend on our common stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Penny Stock Regulation.

Shares of our common stock are subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan.

CrowdGather, Inc. 2008 Stock Option and Award Plan

On May 9, 2008, our Board of Directors approved the CrowdGather, Inc. 2008 Stock Option Plan (the “Plan”). The Plan was ratified by our shareholders on September 26, 2008.  The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

The Board of Directors, acting as a compensation committee (the Committee) will generally administer the Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan.

The Committee may delegate certain administrative duties associated with the Plan to our officers, including the maintenance of records of the awards and the interpretation of the terms of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to our executive officers, provided that such subcommittee or executive officers cannot be authorized to grant awards to executive officers.

Awards under the Plan may be granted to any person who is (i) an employee of ours, (ii) a non-employee member of the Board of Directors or the board of directors of any of our subsidiaries, or (iii) a consultant who provides services to us; provided that stock appreciation rights and non-qualified stock options shall be granted only to persons as to which we are the “service recipient,” as such term is defined in Section 409A of the Internal Revenue Code.

The Plan will terminate on May 9, 2018, unless all shares available for issuance have been issued, the Plan is earlier terminated by the Board of Directors or the Committee, or the Plan is extended by an amendment approved by our shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to the termination date may extend beyond the end of such period through the award’s normal expiration date.

The aggregate number of shares of the common stock authorized for issuance as awards under the Plan is 12,000,000. The maximum aggregate number of shares of common stock subject to stock options, stock appreciation rights, restricted stock or stock unit awards which may be granted to any one participant in any one year under the Plan is 1,000,000.

Under the Plan, the Committee can grant stock options, stock appreciation rights, restricted stock, stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the Plan. Subject to the limitations set forth in the Plan, the terms and conditions of each award shall generally be governed by the particular document or agreement granting the award. The terms and conditions set forth in an award agreement may include, as appropriate:

•	deemed issuance date;
•	expiration date;
•	number of shares covered by the award;
•	number of shares covered by the award;
•	acceptable means of payment;
•	price per share payable upon exercise;
•	applicable vesting schedule;
•	individual performance criteria;
•	company or group performance criteria;
•	continued employment requirement;
•	transfer restrictions; or
•	any other terms or conditions deemed appropriate by the Committee, in each case not inconsistent with the Plan.

Stock Options and Stock Appreciation Rights. The holder of an option will be entitled to purchase a number of shares of common stock at an exercise price not less than 100% of the fair market value of a share on the date of grant during a specified time period, as determined by the Committee. The option exercise price shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned shares. Other than in connection with a change in our capitalization, the exercise price of an option may not be reduced without shareholder approval.

The holder of a stock appreciation right will be entitled to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of shares equal to or otherwise based on the excess of the market value of a share at the time of exercise over the exercise price of the right.

Restricted Stock and Stock Units . The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Committee and subject to forfeiture to us if the holder does not satisfy certain requirements (including, for example, continued employment with us) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with us until such future date).

Performance Awards.   Performance stock or cash awards may be granted by the Committee at its sole discretion, upon the attainment of performance goals as set by the Committee.  The maximum number of shares that may be granted in any calendar year may not exceed 500,000 shares of common stock; cash awards may not exceed $500,000.

Unless otherwise provided by the Committee, awards under the Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

In the event of any stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event, the Committee is entitled to appropriately and equitably adjust the number and kind of shares or other securities which are subject to the Plan or subject to any award under the Plan.

Subject to any restrictive terms which may be set forth in award agreements, in the event we are a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by us (if we are a surviving corporation) for accelerated vesting and accelerated expiration, or for settlement in cash.

The Board of Directors may generally amend or terminate the Plan as determined to be advisable. Shareholder approval may also be required for certain amendments pursuant to the Internal Revenue Code, the rules of any market in which we participate, or rules of the SEC. No amendment or alteration of the Plan may be made which would impair the rights of any participant under any outstanding award, without such participant’s consent, provided that no consent is required with respect to any amendment or alteration if the Committee determines that such amendment or alteration is either:

•	required or advisable in order for us, the Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or
•	not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

A copy of the Plan is attached as Exhibit 10.1 to our report on Form 8-K filed on June 23, 2008, and is incorporated herein by reference. The foregoing description of the Plan is a summary of the material terms only and is qualified in its entirety by reference to such exhibit.

The table below includes the following information as of April 30, 2014 for CrowdGather, Inc. 2008 Stock Option and Award Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,038,750	0.75	5,961,250
Equity compensation plans not approved by security holders	0	0	0
Total	6,038,750	0.75	5,961,250

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions. There have been no related party transactions for the year ended April 30, 2014, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence.   We believe that Jonathan R. Dariyanani, James A. Sacks, Chuck Timpe and Hazim Ansari are independent members of our Board of Directors using the definition of independence under the rules of the SEC.

Indemnification. Articles 7 and 8 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article VIII of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants during the two most recent fiscal years or any subsequent interim period required to be disclosed pursuant to Item 304 of Regulation S-K.

  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

  EXPERTS

Our financial statements for years ended April 30, 2014 and 2013 appearing in this prospectus which is part of the Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such report given upon the authority of Q Accountancy Corporation as experts in accounting and auditing.

  ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the SEC pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We are required to file reports and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov .

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Consolidated Balance Sheets	42
Consolidated Statements of Operations	43
Consolidated Statements of Cash Flows	44
Notes to Consolidated Financial Statements	45

CROWDGATHER, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	JULY 31, 2014 (UNAUDITED)	APRIL 30, 2014
ASSETS
Current assets
Cash	$772,583	$546,158
Accounts receivable	203,286	130,709
Investments	21,480	21,480
Inventory	31,852	31,913
Prepaid expenses and deposits	51,506	48,652

Total current assets	1,080,707	778,912

Property and equipment, net of accumulated depreciation of $537,948 and $493,887, respectively	126,188	130,518

Intangible and other assets, net of accumulated amortization of $176,706 and $-0-, respectively	8,926,491	7,336,771
Goodwill	1,817,400	-

Total assets	$11,950,786	$8,246,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$92,368	$8,000
Line of credit	115,253	-
Deferred revenue	195,377	-
Accrued vacation	124,442	44,078
Other accrued liabilities	463,077	154,746

Total current liabilities	990,517	206,824

Stockholders’ equity
Convertible Preferred Series B stock, $0.001 par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000,000	1,000,000
Common stock, $0.001 par value, 975,000,000 shares authorized, 116,733,508 and 61,657,708 issued and outstanding, respectively	116,733	61,658
Additional paid-in capital	35,851,223	29,748,961
Accumulated deficit	(25,979,167)	(22,742,722)
Accumulated other comprehensive loss	(28,520)	(28,520)

Total stockholders’ equity	10,960,269	8,039,377

Total liabilities and stockholders’ equity	$11,950,786	$8,246,201

See accompanying notes to financial statements.

CROWDGATHER, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JULY 31, 2014 AND 2013
UNAUDITED

	2014	2013

Revenue	$406,590	$411,691

Cost of revenue	107,469	754

Gross profit	299,121	410,937

Operating expenses
Payroll and related expenses	673,042	348,290
Stock based compensation	99,000	110,000
General and administrative	1,233,704	374,417
Loss on disposal of assets	1,529,262	-
Total operating expenses	3,535,008	832,707

Loss from operations	(3,235,887)	(421,770)

Other income (expense), net	241	(3,184)

Net loss before provision for income taxes	(3,235,646)	(424,954)

Provision for income taxes	800	800

Net loss	$(3,236,446)	$(425,754)

Weighted average shares outstanding- basic and diluted	105,359,158	58,372,708

Net loss per share – basic and diluted	$(0.03)	$(0.01)

See accompanying notes to financial statements.

CROWDGATHER, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JULY 31, 2014 AND 2013
UNAUDITED

	2014	2013
Cash flows from operating activities:
Net loss	$(3,236,446)	$(425,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	208,607	36,916
Stock-based compensation	99,000	110,000
Loss on disposal of assets	1,529,262	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(72,577)	(73,906)
Decrease in inventory	61	139
(Increase) decrease in prepaid expenses and deposits	(2,854)	19,972
Increase in accounts payable and accrued liabilities	445,525	13,442

Net cash used in operating activities	(1,029,422)	(319,191)

Cash flows from investing activities:
Proceeds from sale of intangible assets, net of fees	1,255,847	-

Net cash provided by investing activities	1,255,847	-

Cash flows from financing activities:
Proceeds from the issuance of preferred stock	-	150,000
Payments on capital lease obligations	-	(52,721)

Net cash provided by financing activities	-	97,279

Net increase (decrease) in cash	226,425	(221,912)
Cash, beginning of period	546,158	375,512
Cash, end of period	$772,583	$153,600

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$800	$800
Non-cash transactions:
Purchase of property and equipment	$27,538	$-
Stock-based compensation	$99,000	$110,000
Accounts payable and accrued liabilities assumed for acquisition of Plaor, Inc.	$232,000	$-
Stock issued for the acquisition of Plaor, Inc.	$6,058,338	$-

See accompanying notes to financial statements.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

1.            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

CrowdGather, Inc. (hereinafter referred to as “we”, “us”, “our”, or “the company”) is a social networking, internet company that specializes in developing and hosting forum based websites and provides targeted advertising and marketing services for online customers.  Through our merger with Plaor, Inc on May 19, 2014, we also develop, market and operate online social games as live services played over the Internet and on social networking sites and mobile platforms. Plaor’s initial social gaming platform is a simulated casino environment referred to as Mega Fame Casino.  We are headquartered in Woodland Hills, California, and were incorporated under the laws of the State of Nevada on April 20, 2005.

Principles of Consolidation

The accompanying consolidated financial statements include our activities and our wholly-owned subsidiaries, Adisn, Inc. and Plaor, Inc.  All intercompany transactions have been eliminated.

Basis of Presentation

The condensed consolidated unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements included in our annual report on Form 10-K for the year ended April 30, 2014. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended July 31, 2014, are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with our audited financial statements for the year ended April 30, 2014, included in our annual report on Form 10-K.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Identifiable Intangible Assets

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification No. 350, Intangibles – Goodwill and Other (ASC 350), goodwill and intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in the fourth quarter, or when events indicate that impairment exists. As required by ASC 350, in the impairment tests for indefinite-lived intangible assets, we compare the estimated fair value of the indefinite-lived intangible assets, website domain names, using a combination of discounted cash flow analysis and market value comparisons. If the carrying value exceeds the estimate of fair value, we calculate the impairment as the excess of the carrying value over the estimate of fair value and accordingly record the loss.

Intangible assets that are determined to have definite lives are amortized over the shorter of their legal lives or their estimated useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired in accordance with ASC 360, Property, Plant and Equipment discussed below.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

1.           NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

In accordance with ASC 360, we estimate the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists when qualitative events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds our estimate of future undiscounted cash flows, we then calculate the impairment as the excess of the carrying value of the asset over our estimate of its fair value.

Investments

Investments are classified as available for sale and consist of marketable equity securities that we intend to hold for an indefinite period of time. Investments are stated at fair value and unrealized holding gains and losses, net of the related tax effect, are reported as a component of accumulated other comprehensive income until realized. Realized gains or losses on disposition of investments are computed on the “specific identification” method and are reported as income or loss in the period of disposition on our consolidated statements of operations.

Inventory

Inventory is valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

Revenue Recognition

We currently work with third-party advertising networks and advertisers pay for advertising on a cost per thousand impressions, cost per click or cost per action basis. We also derive revenue from the sale of virtual goods associated with our online games, as well as from services provided for customer events. All sales are recorded in accordance with ASC 605, Revenue Recognition. Revenue is recognized when all the criteria have been met:

• When persuasive evidence of an arrangement exists.
• The services have been provided to the customer.
• The fee is fixed or determinable.
• Collectability is reasonably assured.

Online Game

We operate Mega Fame Casino (“MFC”), a full-featured free-to-play online social casino. MFC is available on Facebook, Google Play, and the Apple App Store. MFC generates revenue through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within MFC. Players can pay for our virtual currency using Facebook credits (prior to July 2013) or Facebook local currency payments (beginning July 2013) when playing our games through Facebook and can use other payment methods such as credit cards or PayPal on other platforms.

Revenue from the sale of virtual currency to players is recognized when the service has been provided to the player, assuming all other revenue recognition criteria have been met. We have determined that an implied obligation exists by the Company to the paying player to continue displaying the purchased virtual goods within the online game over their estimated life or until they are consumed. The proceeds from the sale of virtual goods are initially recorded as deferred revenue. We recognize revenue as the goods are consumed, assuming all other revenue recognition criteria have been met, which is generally over a period of 90 days.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

1.           NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Events

Our games also offer unique interactions with a large number of well-known celebrities from film, television, professional sports, and the music industry. Through a combination of regularly scheduled events and special events, our players can play and interact with their favorite stars in ways not known to be available in other social games. Our most popular celebrity event is our bi-weekly celebrity shootout tournament. We recognize revenue upon conclusion of the event, assuming all other revenue recognition criteria have been met.

Deferred Revenue

Advance payments from customers that are non-refundable and relate to non-cancellable contracts that specify our obligations are recorded to deferred revenue until the aforementioned revenue recognition criteria have been met.

Cost of Revenue

Our cost of revenue consists primarily of the direct expenses incurred in order to generate online game revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of hosting and data center costs related to operating our online games, royalty fees and expenses for hosting celebrity events, primarily appearance and facility fees.  Additionally, expenses relating to the fulfillment of specific customer advertising campaigns and the costs associated with the manufacturing and distribution of our synthetic human pheromone consumer products are included in our cost of revenue as well.

Stock Based Compensation

We account for employee stock option grants in accordance with ASC 718, Compensation – Stock Compensation . ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. ASC 718 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by ASC 505-50, Equity – Disclosure . For unvested shares, the change in fair value during the period is recognized in expense using the graded vesting method.

Internal-Use Software Development Costs

We expense costs as incurred for internal-use software during the preliminary stages of development. Costs incurred during the application development stage are capitalized, subject to their recoverability. All costs incurred after the software has been implemented and is fully operational are expensed as incurred. As of July 31, 2014, we have not capitalized any internal-use software development costs.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

1.            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Loss

We apply ASC No. 220, Comprehensive Income (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  Our comprehensive loss was 3,236,446 and 425,754 for the three months ended July 31, 2014 and 2013, respectively.

Recent Accounting Pronouncements

There were various accounting updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our condensed consolidated financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the current year presentation.

2.            GOING CONCERN

We have incurred a net loss of $3,236,446 for the three months ended July 31, 2014 and have an accumulated deficit of $25,979,167 as of July 31, 2014, and additional debt or equity financing will be required to fund our activities and to support our operations.  However, there is no assurance we will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable us to introduce new products on a continual and timely basis so that profitable operations can be attained.

We are currently devoting our efforts to assimilate our business combination with Plaor to enhance our product offerings and revenues as further described in Management’s Discussion and Analysis.  There can be no assurance that our efforts will translate in a beneficial manner. The accompanying statements do not include any adjustments that might result should we be unable to continue as a going concern.

3.            ACQUISITION

On May 19, 2014, we completed a merger agreement for 100% of the issued and outstanding common stock of Plaor, Inc. (Plaor), a social gaming company, pursuant to which Plaor survived as our wholly-owned subsidiary (“Merger”). The Company issued 55,075,800 shares of its $0.01 par value common stock to the shareholders of Plaor. These shares were valued for the Company's accounting purposes at $0.11 per share which represented the closing share price of the Company’s stock on May 19, 2014. The total value of the acquisition was approximately $6,058,000 and has been allocated in accordance with ASC 805 as per the Company’s valuation estimate as follows:

Cash and cash equivalent	$102,000
Accounts receivable, Net	87,000
Prepaids and other assets	25,000
Property and equipment	18,000
Amortizable intangible assets:
Trademarks, trade name, licensing and branding	4,240,938
Goodwill allocated	1,817,400

Total assets acquired	6,290,338
Fair value of liabilities assumed	(232,000)
Net fair value	$6,058,338

In addition, in connection with the Merger, Hazim Ansari was appointed a director of CrowdGather.  See our Current Report on Form 8-K filed on May 5, 2014.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)
4.            INVENTORY

As of July 31, 2014, inventory consisted of all finished goods of our synthetic human pheromone consumer products in the amount of $31,852.

5.            INVESTMENTS

Our investments consist of 714,286 shares of Human Pheromone restricted common stock acquired in January 2012.  These securities are classified as available for sale and are stated at fair value.

6.            PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	July 31, 2014	April 30, 2014

Furniture, fixtures and office equipment	$33,694	$30,919
Computers, servers and equipment	620,166	593,486
Leasehold improvements	10,276	-
	664,136	624,405
Less: accumulated depreciation	(537,948)	(493,887)

	$126,188	$130,518

Depreciation expense was $31,901 and $32,166 for the three months ended July 31, 2014 and 2013, respectively.

7.             CONCENTRATIONS OF CREDIT RISK

As of July 31, 2014 and 2013, five customers accounted for approximately 70% and 68% of our outstanding receivables, respectively. In addition, our top five customers accounted for approximately 45% and 52% of our sales for the three months ended July 31, 2014 and 2013, respectively.

Additionally, Facebook is a significant distribution, marketing, promotion and payment platform for our social games. Approximately 45% of the revenue for the three months ended July 31, 2014 was generated from players who accessed our games through Facebook.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

8.             INTANGIBLE ASSETS

Intangibles are either amortized over their estimated lives, if a definite life is determined, or are not amortized if their life is considered indefinite. We account for the intangible assets at cost. Intangible assets acquired in a business combination, if any, are recorded under the purchase method of accounting at their estimated fair values at the date of acquisition. For the three months ended July 31, 2014 and 2013, we recorded $176,706 and $4,750, respectively, of amortization associated with its definite lived intangibles. Intangibles consist of the following:

		July 31,	April 30,
	Est. Life	2014	2014

Online forums and related websites	Indefinite	$4,862,259	$7,336,771
Trademarks, licensing and branding	5 years	4,240,938	-
		9,103,197	7,336,771
Less: accumulated amortization		(176,706)	-

		$8,926,491	$7,336,771

During the three months ended July 31, 2014, we recorded $4,240,938 of trademarks and branding assets relating to the merger with Plaor. The total value of the acquisition was approximately $6,058,000 and has been allocated in accordance with ASC 805 as per our valuation estimate.

During the three months ended July 31, 2014, we entered into a web site purchase agreement to sell the online forum PbNation.com and related website and domain name to VerticalScope, Inc for $1,380,000 in cash.  The cost of the online forums and websites was approximately $2,833,500 and as a result, we recorded a loss on sale of these assets of approximately $1,529,000, after amounts held in escrow and fees of approximately $75,500.

9.            GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. Goodwill is not amortized, but is tested for impairment on an annual basis and between annual tests in certain circumstances. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value.  As July 31, 2014, we determined that the fair value of the goodwill exceeded its carrying value and therefore goodwill was not impaired.

During the three months ended July 31, 2014, we recorded $1,817,400 of goodwill relating to the merger with Plaor, The total value of the acquisition was approximately $6,058,000 and has been allocated in accordance with ASC 805 as per the Company’s management valuation estimate.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

10.           PREFERRED SERIES B STOCK

On April 8, 2013, we filed with the Secretary of State of Nevada the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”) specifying the designations, preferences and relative rights of the Series B Convertible Preferred Stock (“Series B Shares”).  The Certificate of Designation created a series of preferred stock consisting of 1,000,000 out of the 25,000,000 shares of our preferred stock, which will be designated “Series B Preferred Stock.”  The Certificate of Designation provides, among other things, that: (i) the conversion price for the shares of Series B Shares is the price per share equal to the quotient of the original issue price of $1.00 per share (the “Original Issue Price”) divided by the number of shares of common stock into which each share of Series B Shares may be converted (the “Conversion Rate”), subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation; (ii) each share of Series B Shares is convertible into shares of common stock at the option of the holder at any time after the date of issuance at a Conversion Rate of 20 shares of common stock for each share of Series B Shares; (iii) the holder of outstanding Series B Shares will be entitled to receive dividends, when declared by the Board of Directors, at an annual dividend rate of 10% per share of Series B Shares, with such right to receive dividends being cumulative and will accrue and be payable annually; (iv) the shares of Series B Shares may be redeemed by us, at our option, at a redemption price equal to 120% of the amount obtained by multiplying the Original Issue Price of the Series B Shares by the number of shares of Series B Shares to be redeemed from the investor; and (v) so long as any shares of Series B Shares remain outstanding, we will not, among other things, amend or restate any provisions of our Articles of Incorporation or Bylaws, declare or pay dividends on any shares of common stock or other security other than Series B Shares, authorize or issue any equity security having a preference over or being on parity with the Series B Shares, change the authorized number of directors, or enter into indebtedness of more than $1,000,000, without the prior written consent of a majority of outstanding shares of Series B Shares.

On April 8, 2013, we sold 300,000 shares of Series B Shares to one foreign investor in exchange for $300,000, or $1.00 per share, pursuant to a securities purchase agreement (“Purchase Agreement”). In connection with the sale of Series B Shares, the investors also received warrants to purchase 3,000,000 shares of our common stock at a purchase price of $0.08 per share. The warrant agreements (“Warrants”) provide for an expiration period of five years from the date of the investment.

On July 16, 2013, pursuant to the Purchase Agreement, we sold 150,000 shares of Series B Shares to a foreign investor in exchange for $150,000, or $1.00 per share. In connection with the sale of Series B Shares, the investor also received Warrants to purchase 1,500,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on July 16, 2013.

The Purchase Agreement provided that the investor would purchase 300,000 shares of Series B Shares and Warrants for a purchase price of $300,000 on or before July 12, 2013 (the “First Subsequent Closing Date”).  However, we then entered into the First Amendment to Securities Purchase Agreement (the “Amendment”), revising the First Subsequent Closing Date from July 12, 2013 to August 2, 2013.  The sale of the 150,000 shares of Series B Shares and Warrants on July 16, 2013 represents the first portion of the first subsequent closing and the remaining 150,000 shares of Series B Shares and Warrants would be purchased by the investor on or before August 2, 2013.

As a result of the Amendment, we issued an Amended and Restated Common Stock Purchase Warrant (“Amended and Restated Warrant”) to replace the Warrants issued at the initial closing and provide that such Warrants will vest only if the Investor purchases an additional 300,000 shares of Series B Shares and Warrants for a purchase price of $300,000 on or before the First Subsequent Closing Date.

On August 2, 2013, pursuant to the Purchase Agreement and Amendment, we sold 150,000 shares of Series B Shares to a foreign investor in exchange for $150,000, or $1.00 per share. In connection with the sale of Series B Shares, the investor also received Warrants to purchase 1,500,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on August 2, 2013.

On October 9, 2013, pursuant to the Purchase Agreement, we sold 400,000 shares of Series B Shares to three foreign investors in exchange for $400,000, or $1.00 per share. In connection with the sale of Series B Shares, the investors also received Warrants to purchase 4,000,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on October 9, 2013.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

11.           COMMON STOCK

On May 19, 2014, we completed a merger agreement for 100% of the issued and outstanding common stock of Plaor, Inc. (Plaor), a social gaming company, pursuant to which Plaor survived as our wholly-owned subsidiary (“Merger”). We issued 55,075,800 shares of our $0.01 par value common stock to the shareholders of Plaor.  These shares were valued for accounting purposes at $0.11 per share which represented the closing share price on the closing date of the Merger.

12.          STOCK OPTIONS

In May 2008 our board of directors approved the CrowdGather, Inc. 2008 Stock Option Plan (the Plan). The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

For the three months ended July 31, 2014 and 2013, we recognized $99,000 and $110,000 of stock-based compensation costs, respectively, as a result of the issuance of stock options to employees, directors and consultants in accordance with ASC 505.

Stock option activity was as follows for the three months ended July 31, 2014:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding, May 1, 2014	6,038,750	$0.57	7.89	$3,412,300
Granted	-	-	-	-
Forfeited/Expired	-	-	-	-
Exercised	-	-	-	-

Outstanding, July 31, 2014	6,038,750	$0.57	7.36	$3,412,300
Exercisable, July 31, 2014	3,578,125	$0.84	6.25	$2,994,931

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

12.           STOCK OPTIONS (Continued)

         A summary of the status of our unvested shares as of July 31, 2014 is presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Non-vested balance, May 1, 2014	2,720,002	$0.15
Granted	-	-
Vested	(259,377)	0.30
Forfeited/Expired	-	-

Non-vested balance, July 31, 2014	2,460,625	$0.13

As July 31, 2014, total unrecognized stock-based compensation cost related to unvested stock options was $289,468, which is expected to be recognized over a weighted-average period of approximately 7.36 years.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

July 31, 2014

Risk-free interest rate	0.00% to 0.50%
Expected volatility	100.00%
Expected option life (in years)	4.00
Expected dividend yield	0.00

The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues. The expected volatility is primarily based on historical volatility levels of our public company peer group. The expected option life of each award granted was calculated using the “simplified method” in accordance with ASC 718.

13.          COMMITMENTS AND CONTINGENCIES

As of July 31, 2014, we lease approximately 1,578 square feet of office space located at 20300 Venture Blvd., Suite 330, Woodland Hills, California. The term of our lease is for six months and expires on October 31, 2014. Our rent is $3,242 per month.

We also rent approximately 10,000 square feet of office space at 12 Channel Street, Boston, MA 02210. The term of our lease is for six years and expires on July 31, 2020.  Our rent is $14,000 per month.

CROWDGATHER, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2014
(UNAUDITED)

14.          SEGMENT INFORMATION

The Company has two (2) principal operating segments, which are (1) forum advertising, and (2) social gaming. These operating segments were determined based on the nature of the products and services offered. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer and chief operating officer have been identified as the chief operating decision makers. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.  Interim segment information for sales and related costs for the period ended July 31, 2014 was as follows:

Revenues:
Forum advertising	$208,500
Social gaming	198,000
Total revenues	406,500
Cost of Revenues:
Forum advertising	$1,500
Social gaming	106,000
Total cost of revenues	107,500
Gross Profit:
Forum advertising	$207,000
Social gaming	92,000
Total gross profit	299,000

15.          PROVISION FOR INCOME TAXES

For the years ended July 31, 2014 and 2013, we have recognized the minimum amount of franchise tax required under California corporation law of $800. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

As of July 31, 2014, we had federal and state net operating loss carry forwards of approximately $19,500,000 which can be used to offset future federal income tax. The federal and state net operating loss carry forwards expire at various dates through 2034. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in our opinion, utilization is not reasonably assured.

As of July 31, 2014, we had the following deferred tax assets related to net operating losses. A 100% valuation allowance has been established due to the uncertainty of our ability to realize future taxable income and to recover its net deferred tax assets.

July 31, 2014
Federal net operating loss (at 34%)	$6,630,000
State net operating loss (at 8.84%)	1,723,800
8,353,800
Less: valuation allowance	(8,353,800)

Net deferred tax assets	$-

Our valuation allowance increased by $553,800 for the three months ended July 31, 2014.

16.       SUBSEQUENT EVENT

On September 2, 2014, we granted 2,270,000 stock options to employees relating to the Plaor merger in accordance with the CrowdGather, Inc. 2008 Stock Option Plan.

CROWDGATHER, INC.
CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Crowdgather, Inc.

We have audited the accompanying consolidated balance sheets of Crowdgather, Inc. as of April 30, 2014 and 2013 and the related statements of operations, comprehensive loss, changes in stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crowdgather, Inc. as of April 30, 2014 and 2013, and the results of its operations, comprehensive loss, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Q Accountancy Corporation

Irvine, California
July 24, 2014

CROWDGATHER, INC.
 CONSOLIDATED BALANCE SHEETS
APRIL 30, 2014 AND 2013

	2014	2013
ASSETS
Current assets
Cash	$546,158	$375,512
Accounts receivable	130,709	214,931
Investments	21,480	28,570
Inventory	31,913	33,168
Prepaid expenses and deposits	48,652	50,561

Total current assets	778,912	702,742

Property and equipment, net of accumulated depreciation of $493,887 and $363,746, respectively	130,518	225,980

Intangible and other assets, net of accumulated amortization of $0 and $45,224, respectively	7,336,771	9,368,103
Goodwill	-	4,360,176

Total assets	$8,246,201	$14,657,001

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$8,000	$8,000
Accrued vacation	44,078	63,838
Other accrued liabilities	154,746	69,138
Capital lease obligation, current portion	-	115,921

Total current liabilities	206,824	256,897

Capital lease obligation, net of current portion	-	9,267

Stockholders’ equity
Convertible Preferred Series B stock, $0.001 par value, 1,000,000 shares authorized, 1,000,000 and 300,000 shares issued and outstanding, respectively	1,000,000	300,000
Common stock, $0.001 par value, 975,000,000 shares authorized, 61,657,708 and 58,372,708 issued and outstanding, respectively	61,658	58,373
Additional paid-in capital	29,748,961	29,070,846
Accumulated deficit	(22,742,722)	(15,016,952)
Accumulated other comprehensive loss	(28,520)	(21,430)

Total stockholders’ equity	8,039,377	14,390,837

Total liabilities and stockholders’ equity	$8,246,201	$14,657,001

See accompanying notes to financial statements.

CROWDGATHER, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2014 AND 2013

	2014	2013

Revenue	$1,537,051	$1,933,298

Cost of revenue	3,980	52,805

Gross profit	1,533,071	1,880,493

Operating expenses
Payroll and related expenses	1,189,810	1,850,509
Stock based compensation	661,400	608,000
General and administrative	1,492,268	2,193,436
Impairment of goodwill and intangibles	4,500,202	-
Loss on disposal of assets	1,408,985
Total operating expenses	9,252,665	4,651,945

Loss from operations	(7,719,594)	(2,771,452)

Other income (expense), net	(5,376)	(10,199)

Net loss before provision for income taxes	(7,724,970)	(2,781,651)

Provision for income taxes	800	800

Net loss	$(7,725,770)	$(2,782,451)

Weighted average shares outstanding- basic and diluted	60,082,803	58,349,811

Net loss per share – basic and diluted	$(0.13)	$(0.05)

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE YEARS ENDED APRIL 30, 2014 AND 2013

	2014	2013

Net loss	$(7,725,770)	$(2,782,451)

Other comprehensive loss
Unrealized loss on available for sale securities	(7,090)	---
Total other comprehensive loss	(7,090)	---

Total comprehensive loss	$(7,732,860)	$(2,782,451)

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
APRIL 30, 2014 AND 2013

	Preferred Series B		Common Stock		Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income/(Loss)	Total

Balance, April 30, 2012	-	-	58,234,216	$58,234	$28,436,644	$(12,234,501)	$(21,430)	$16,238,947

Shares issued for services	-	-	138,492	139	38,202	-	-	38,341

Shares purchased	300,000	300,000	-	-	-	-	-	300,000

Amortization of stock options	-	-	-	-	596,000	-	-	596,000

Unrealized loss on available for sale securities	-	-	-	-	-	-	-	-

Net (loss) for the year ended April 30, 2013	-	-	-	-	-	(2,782,451)	-	(2,782,451)

Balance April 30, 2013	300,000	300,000	58,372,708	$58,373	$29,070,846	$(15,016,952)	(21,430)	$14,390,837

Shares issued for services	-	-	3,035,000	3,035	261,365	-	-	264,400

Shares issued for settlement and disposal of assets	-	-	250,000	250	19,750	-	-	20,000

Shares purchased	700,000	700,000	-	-	-	-	-	700,000

Amortization of stock options	-	-	-	-	397,000	-	-	397,000

Unrealized loss available for sale securities	-	-	-	-	-	-	(7,090)	(7,090)

Net (loss) for the year ended April 30, 2014	-	-	-	-	-	(7,725,770)	-	(7,725,770)

Balance April 30, 2014	1,000,000	$1,000,000	61,657,708	$61,658	$29,748,961	$(22,742,722)	(28,520)	$8,039,377

See accompanying notes to financial statements

CROWDGATHER, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 2014 AND 2012

	2014	2013
Cash flows from operating activities:
Net loss	$(7,725,770)	$(2,782,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134,892	152,177
Stock-based compensation	661,400	608,000
Stock issued for services	-	38,341
Impairment of goodwill and intangibles	4,500,202	-
Loss on disposal of assets	1,408,985
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	84,222	(171,936)
Decrease in inventory	1,255	1,964
Decrease in prepaid expenses and deposits	1,909	38,371
Increase in accounts payable and accrued liabilities	65,848	30,524

Net cash used in operating activities	(867,057)	(2,085,010)

Cash flows from investing activities:
Purchase of property and equipment	(34,860)	(7,597)
Proceeds from sale of intangible assets, net of fees	497,751	-
Purchase of intangible assets	-	(64,175)

Net cash provided (used) by investing activities	462,891	(71,772)

Cash flows from financing activities:
Proceeds from the issuance of preferred stock	700,000	300,000
Payments on capital lease obligations	(125,188)	(96,198)

Net cash provided by financing activities	574,812	203,802

Net increase (decrease) in cash	170,646	(1,952,980)
Cash, beginning of period	375,512	2,328,492
Cash, end of period	$546,158	$375,512

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$800	$800
Non-cash transactions:
Purchase of property and equipment	$-	$209,384
Stock-based compensation	$661,400	$608,000
Stock issued for services	$-	$38,341

See accompanying notes to financial statements.

CROWDGATHER, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

1.            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

CrowdGather, Inc. (hereinafter referred to as “we”, “us”, “our”, or “the company”) is a social networking, internet company that specializes in developing and hosting forum based websites and provides targeted advertising and marketing services for online customers.  We are headquartered in Woodland Hills, California, and were incorporated under the laws of the State of Nevada on April 20, 2005.

Principles of Consolidation

The accompanying consolidated financial statements include our activities and our wholly-owned subsidiary, Adisn, Inc. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Identifiable Intangible Assets

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification No. 350, Intangibles – Goodwill and Other (ASC 350), goodwill and intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in the fourth quarter, or when events indicate that impairment exists. As required by ASC 350, in the impairment tests for indefinite-lived intangible assets, we compare the estimated fair value of the indefinite-lived intangible assets, website domain names, using a combination of discounted cash flow analysis and market value comparisons. If the carrying value exceeds the estimate of fair value, we calculate the impairment as the excess of the carrying value over the estimate of fair value and accordingly record the loss.

Intangible assets that are determined to have definite lives are amortized over the shorter of their legal lives or their estimated useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired in accordance with ASC 360, Property, Plant and Equipment discussed below.

Impairment of Long-Lived Assets

In accordance with ASC 360, we estimate the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists when qualitative events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds our estimate of future undiscounted cash flows, we then calculate the impairment as the excess of the carrying value of the asset over our estimate of its fair value.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

1.            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

Investments are classified as available for sale and consist of marketable equity securities that we intend to hold for an indefinite period of time. Investments are stated at fair value and unrealized holding gains and losses, net of the related tax effect, are reported as a component of accumulated other comprehensive income until realized. Realized gains or losses on disposition of investments are computed on the “specific identification” method and are reported as income or loss in the period of disposition on our consolidated statements of operations.

Inventory

Inventory is valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

Revenue Recognition

We currently work with third-party advertising networks and advertisers pay for advertising on a cost per thousand views, cost per click or cost per action basis. All sales are recorded in accordance with ASC 605, Revenue Recognition. Revenue is recognized when all the criteria have been met:

• When persuasive evidence of an arrangement exists.
• The services have been provided to the customer.
• The fee is fixed or determinable.
• Collectability is reasonably assured.

  Cost of Revenue

Our cost of revenue consists primarily of expenses associated with the fulfillment of specific customer advertising campaigns, including the purchases of advertising inventory and the costs associated with the manufacturing and distribution of our synthetic human pheromone consumer products.

Stock Based Compensation

We account for employee stock option grants in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. ASC 718 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by ASC 505-50, Equity – Disclosure . For unvested shares, the change in fair value during the period is recognized in expense using the graded vesting method.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

1.            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Loss

We apply ASC No. 220, Comprehensive Income (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  For the fiscal year ended April 30, 2014, Our comprehensive loss was $7,732,860.

Recent Accounting Pronouncements

There were various accounting updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes.

2.            GOING CONCERN

We have incurred a net loss of $7,725,770 for the year ended April 30, 2014 and have an accumulated deficit of $22,742,722 as of April 30, 2014, and additional debt or equity financing will be required to fund our activities and to support our operations.  In May 2014, we received $1,380,000 from the sale of certain forums websites.  However, there is no assurance we will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable us to introduce new products on a continual and timely basis so that profitable operations can be attained.

We are currently devoting our efforts to assimilate our subsequent business combination with a social gaming company to enhance our product offerings and revenues as further described in Note 15.  There can be no assurance that our efforts will translate in a beneficial manner. The accompanying statements do not include any adjustments that might result should we be unable to continue as a going concern.

3.           INVENTORY

As of April 30, 2014, inventory consisted of all finished goods of our synthetic human pheromone consumer products in the amount of $31,913.

4.            INVESTMENTS

Pursuant to our agreement with Human Pheromone Sciences, Inc., we converted our $50,000 advance payment into 714,286 shares of Human Pheromone Sciences, Inc. restricted common stock in January 2012.  These securities are classified as available for sale and are stated at fair value.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

5.            PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	April 30,	April 30,
	2014	2013

Furniture, fixtures and office equipment	$30,919	$30,919
Computers, servers and equipment	593,486	558,807
	624,405	589,726
Less: accumulated depreciation	(493,887)	(363,746)

	$130,518	$225,980

Depreciation expense was $130,142 and $122,177 for the years ended April 30, 2014 and 2013, respectively.

6.             CONCENTRATIONS OF CREDIT RISK

As of April 30, 2014 and 2013, five customers accounted for approximately 70% and 50% of our outstanding receivables, respectively. In addition, our top five customers accounted for approximately 45% and 60% of our sales for the years ended April 30, 2014 and 2013, respectively.

7.             INTANGIBLE ASSETS

Intangibles are either amortized over their estimated lives, if a definite life is determined, or are not amortized if their life is considered indefinite. We account for the intangible assets at cost. Intangible assets acquired in a business combination, if any, are recorded under the purchase method of accounting at their estimated fair values at the date of acquisition. During the years ended April 30, 2014 and 2013, we recorded $4,750 and $30,000, respectively, of amortization associated with our definite lived intangibles. Intangibles consist of the following:

		April 30,	April 30,
	Est. Life	2014	2013

Online forums and related websites	Indefinite	$7,336,771	$7,663,327
Target advertising technology	Indefinite	-	1,560,000
Trademarks and trade names	10 years	-	190,000
		7,336,771	9,413,327
Less: accumulated amortization		(-)	(45,224)

		$7,336,771	$9,368,103

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

7.             INTANGIBLE ASSETS (Continued)

During the year ended April 30, 2014, we entered into a web site purchase agreement to sell certain online forums and related website assets for $570,000 to an unrelated third party.  The cost of the online forums and websites was approximately $346,500 and as a result, we recorded a gain on sale of these assets of approximately $221,000, after fees of $2,500.

We also entered into a settlement agreement with the former shareholders of Adisn, Inc.  As a result of the settlement, the trademarks and trade names originally purchased from Adisn, Inc. were returned and we recorded a net impairment of $140,026 ($190,000 asset less $49,974 accumulated amortization).  In addition, we transferred the technology patent to the former shareholders of Adisn, Inc. along with cash of $50,000 for fees and 250,000 shares of our common stock valued at $0.08 per share, or $20,000, in exchange for receiving a royalty-free license to use the patent in perpetuity.  However, due to strategic changes in the 4th quarter of fiscal 2014 and our resulting merger with Plaor, we decided to discontinue further development of the marketplace based on Adisn's technology, and focus on development of social casino games, as well as their integration within our existing forum network to additionally engage our broad user base beyond display advertising.  Accordingly, we recorded a loss of $1,630,000 ($50,000 + $20,000 + $1,560,000).

8.            GOODWILL IMPAIRMENT

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. Goodwill is not amortized, but is tested for impairment on an annual basis and between annual tests in certain circumstances. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value.

Our goodwill related to our business combination with our subsidiary, Adisn, Inc.  As a result of our strategic shift and cessation of the development on our marketplace utilizing the Adisn technology, during the year ended April 30, 2014, we recorded an impairment of the goodwill in the amount of $4,360,000.

9.           PREFERRED SERIES B STOCK

On April 8, 2013, we filed with the Secretary of State of Nevada the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”) specifying the designations, preferences and relative rights of the Series B Convertible Preferred Stock (“Series B Shares”).  The Certificate of Designation created a series of preferred stock consisting of 1,000,000 out of the 25,000,000 shares of our preferred stock, which will be designated “Series B Preferred Stock.”  The Certificate of Designation provides, among other things, that: (i) the conversion price for the shares of Series B Shares is the price per share equal to the quotient of the original issue price of $1.00 per share (the “Original Issue Price”) divided by the number of shares of common stock into which each share of Series B Shares may be converted (the “Conversion Rate”), subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation; (ii) each share of Series B Shares is convertible into shares of common stock at the option of the holder at any time after the date of issuance at a Conversion Rate of 20 shares of common stock for each share of Series B Shares; (iii) the holder of outstanding Series B Shares will be entitled to receive dividends, when declared by the Board of Directors, at an annual dividend rate of 10% per share of Series B Shares, with such right to receive dividends being cumulative and will accrue and be payable annually; (iv) the shares of Series B Shares may be redeemed by us, at our option, at a redemption price equal to 120% of the amount obtained by multiplying the Original Issue Price of the Series B Shares by the number of shares of Series B Shares to be redeemed from the investor; and (v) so long as any shares of Series B Shares remain outstanding, we will not, among other things, amend or restate any provisions of our Articles of Incorporation or Bylaws, declare or pay dividends on any shares of common stock or other security other than Series B Shares, authorize or issue any equity security having a preference over or being on parity with the Series B Shares, change the authorized number of directors, or enter into indebtedness of more than $1,000,000, without the prior written consent of a majority of outstanding shares of Series B Shares.

On April 8, 2013, we sold 300,000 shares of Series B Shares to one foreign investor in exchange for $300,000, or $1.00 per share, pursuant to a securities purchase agreement (“Purchase Agreement”). In connection with the sale of Series B Shares, the investors also received warrants to purchase 3,000,000 shares of our common stock at a purchase price of $0.08 per share. The warrant agreements (“Warrants”) provide for an expiration period of five years from the date of the investment.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014
9.           PREFERRED SERIES B STOCK (Continued)

On July 16, 2013, pursuant to the Purchase Agreement, we sold 150,000 shares of Series B Shares to a foreign investor in exchange for $150,000, or $1.00 per share. In connection with the sale of Series B Shares, the investor also received Warrants to purchase 1,500,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on July 16, 2013.

The Purchase Agreement provided that the investor would purchase 300,000 shares of Series B Shares and Warrants for a purchase price of $300,000 on or before July 12, 2013 (the “First Subsequent Closing Date”).  However, we then entered into the First Amendment to Securities Purchase Agreement (the “Amendment”), revising the First Subsequent Closing Date from July 12, 2013 to August 2, 2013.  The sale of the 150,000 shares of Series B Shares and Warrants on July 16, 2013 represents the first portion of the first subsequent closing and the remaining 150,000 shares of Series B Shares and Warrants would be purchased by the investor on or before August 2, 2013.

As a result of the Amendment, we issued an Amended and Restated Common Stock Purchase Warrant (“Amended and Restated Warrant”) to replace the Warrants issued at the initial closing and provide that such Warrants will vest only if the Investor purchases an additional 300,000 shares of Series B Shares and Warrants for a purchase price of $300,000 on or before the First Subsequent Closing Date.

On August 2, 2013, pursuant to the Purchase Agreement and Amendment, we sold 150,000 shares of Series B Shares to a foreign investor in exchange for $150,000, or $1.00 per share. In connection with the sale of Series B Shares, the investor also received Warrants to purchase 1,500,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on August 2, 2013.

On October 9, 2013, pursuant to the Purchase Agreement, we sold 400,000 shares of Series B Shares to three foreign investors in exchange for $400,000, or $1.00 per share. In connection with the sale of Series B Shares, the investors also received Warrants to purchase 4,000,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on October 9, 2013.

10.           COMMON STOCK

On October 11, 2013, we issued 250,000 shares of our common stock valued at $20,000 pursuant to settlement and release agreement relating to our subsidiary, Adisn, Inc. as described previously in Note 6.

On January 7, 2014, we entered into an agreement with an independent third party to provide investor relation services for a period of three months.  Pursuant to the agreement, we issued 100,000 shares of our restricted common stock upon execution, valued at $6,000. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2014 was $6,000.

On January 21, 2014, we entered into an agreement with an independent third party to provide investor relation services for a period of two months.  Pursuant to the agreement, we issued 100,000 shares of our restricted common stock upon execution, valued at $6,000. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2014 was $6,000.

On April 30 2014, we entered into an agreement with an independent third party to provide investor relation services with a term of two months. This agreement calls for monthly cash compensation of $6,000 and the issuance of 175,000 shares of our restricted common stock upon execution, valued at $12,600. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2014 was $12,600.

Additionally, during the year ended April 30, 2014, we granted 2,660,000 shares of our restricted common stock valued at $266,000  to certain key employees, officers, consultants, advisors and directors.  Such shares vest annually over a four year period.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

11.           CAPITAL LEASE OBLIGATION

On May 25, 2012, we entered into a capital lease obligation with Dell Financial Services for the acquisition of computer equipment.  Pursuant to the agreement, we are required to pay $9,326 per month for twenty-four (24) months, including interest of approximately 8% per annum, with option to purchase the products for $1.00 at the end of the lease.  Accordingly, we have capitalized the acquisition cost of $209,384 for the computer equipment.  As of April 30, 2014, the lease was paid in full.

12.           STOCK OPTIONS

In May 2008 our board of directors approved the CrowdGather, Inc. 2008 Stock Option Plan (the Plan). The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

During the years ended April 30, 2014 and 2013, we issued stock options for 1,930,000 and 1,675,000 shares of our common stock, respectively, exercisable at various dates through March 2024 at fair market value at the date of grant ranging from $0.04 to $0.13 per share to recipients pursuant to the Plan.

For the years ended April 30, 2014 and 2013, we recognized $661,400 and $608,000 of stock-based compensation costs, respectively, as a result of the issuance of stock options to employees, directors and consultants in accordance with ASC 505.

Stock option activity was as follows for the year ended April 30, 2014:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding, May 1, 2013	6,098,750	$0.75	7.95	$4,780,838
Granted	1,930,000	0.04	9.52	75,930
Forfeited/Expired	(1,990,000)	0.64	7.35	(1,444,468)
Exercised	-	-	-	-

Outstanding, April 30, 2014	6,038,750	$0.57	7.89	$3,412,300
Exercisable, April 30, 2014	3,318,748	$0.87	6.46	$2,902,603

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

12.          STOCK OPTIONS (Continued)

       A summary of the status of our unvested shares as of April 30, 2014 is presented below:
	Number of Shares	Weighted-Average Grant-Date Fair Value

Non-vested balance, May 1, 2013	3,161,000	$0.36
Granted	1,930,000	0.04
Vested	(1,233,434)	0.28
Forfeited/Expired	(1,137,563)	0.65

Non-vested balance, April 30, 2014	2,720,002	$0.15

As April 30, 2014, total unrecognized stock-based compensation cost related to unvested stock options was $529,740, which is expected to be recognized over a weighted-average period of approximately 7.89 years.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

April 30, 2013

Risk-free interest rate	0.00% to 0.50%
Expected volatility	100.00%
Expected option life (in years)	4.00
Expected dividend yield	0.00

The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues. The expected volatility is primarily based on historical volatility levels of our public company peer group. The expected option life of each award granted was calculated using the “simplified method” in accordance with ASC 718.

13.          COMMITMENTS AND CONTINGENCIES

As of April 30, 2014, we lease approximately 1,578 square feet of office space located at 20300 Venture Blvd., Suite 330, Woodland Hills, California. The term of our lease is for six months and expires on October 31, 2014. Our rent is $3,242 per month.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

 14.          PROVISION FOR INCOME TAXES

For the years ended April 30, 2014 and 2013, we have recognized the minimum amount of franchise tax required under California corporation law of $800. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

As of April 30, 2014, we had federal and state net operating loss carry forwards of approximately $18,225,000 which can be used to offset future federal income tax. The federal and state net operating loss carry forwards expire at various dates through 2034. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in our opinion, utilization is not reasonably assured.

As of April 30, 2014, we had the following deferred tax assets related to net operating losses. A 100% valuation allowance has been established due to the uncertainty of our ability to realize future taxable income and to recover its net deferred tax assets.

2014
Federal net operating loss (at 34%)	$6,200,000
State net operating loss (at 8.84%)	1,600,000
7,800,000
Less: valuation allowance	(7,800,000)

Net deferred tax assets	$-

Our valuation allowance increased by $1,374,000 and $1,286,000 for the years ended April 30, 2014 and 2013, respectively.

15.         SUBSEQUENT EVENTS

On May 19, 2014, we sold the online forum PbNation.com and related website and domain name to VerticalScope, Inc for $1,380,000 in cash.  See our Current Report on Form 8-K filed May 1, 2014.

On May 19, 2014, we completed a merger agreement for 100% of the issued and outstanding common stock of Plaor, Inc. (Plaor), a social gaming company, pursuant to which Plaor survived as our wholly-owned subsidiary (“Merger”). The Company issued 55,075,800 shares of its $0.01 par value common stock to the shareholders of Plaor. These shares were valued for the Company's accounting purposes at $0.11 per share which represented the closing share price of the Company’s stock on May 19, 2014. The total value of the acquisition was approximately $6,058,000 and has been allocated in accordance with ASC 805 as per the Company’s management valuation estimate.  These unaudited pro forma financial statements reflect the transaction as if it occurred as of the Balance Sheet date and for the periods ended for the Statements of Operations presented.  In connection with the Merger, Hazim Ansari was appointed a director of CrowdGather.  See our Current Report on Form 8-K filed on May 5, 2014.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2014

15.         SUBSEQUENT EVENTS (Continued)

CROWDGATHER, INC.
UNAUDITED PRO FORMA BALANCE SHEET
APRIL 30, 2014

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$546,158	$459,231	$-		$1,005,389
Accounts receivable	130,709	80,466	-		211,175
Investments	21,480	-	-		21,480
Inventory	31,913	-	-		31,913
Prepaid expenses and deposits	48,652	46,662	-		95,314

Total current assets	778,912	586,359	-		1,365,271

Property and equipment, net	130,518	17,293	-		147,811

Intangible and other assets, net	7,336,771	-	4,240,600	(B)
			(848,120)	(C)	10,729,251
Goodwill	-	-	1,817,400	(B)	1,817,400
Security Deposits	-	18,768	-		18,768

TOTAL ASSETS	$8,246,201	$622,420	$5,209,880		$14,078,501

LIABILITIES AND STOCKHOLDERS' / MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	52,078	499,152	-		551,230
Other accrued liabilities	154,746	144,419	-		299,165
Deferred revenue	-	246,863	-		246,863

Total current liabilities	206,824	890,434	-		1,097,258

STOCKHOLDERS' / MEMBERS' EQUITY (DEFICIT)
Convertible Preferred Series B stock, $0.001 par value, 25,000,000 preferred shares authorized, 300,000 issued and outstanding	1,000,000	-	-		1,000,000
Common stock, $0.001 par value, 975,000,000 shares authorized, 61,657,708 issued and outstanding	61,658	-	55,076	(B)	116,734
Common stock, $0.001 par value, 60,000,000 shares authorized, 55,075,800 issued and outstanding	-	-	55,076	(A)
			(55,076)	(B)	-
Class A Member units, 82,544 units authorized, 82,544 issued and outstanding	-	14,465,838	(14,465,838)	(A)	-
Class B Member units, 32,000 units authorized, 22,914 issued, and 12,760 outstanding	-	749,863	(749,863)	(A)	-
Additional paid-in capital	29,748,961	-	15,160,625	(A)
			6,058,000	(B)	50,967,586
Accumulated deficit	(22,742,722)	(15,483,715)	(848,120)	(C)	(39,074,557)
Accumulated other comprehensive loss	(28,520)	-	-		(28,520)

Total stockholders'/members' equity (deficit)	8,039,377	(268,014)	5,209,880		12,981,243

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY (DEFICIT)	$8,246,201	$622,420	$5,209,880		$14,078,501

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(A) - To record the conversion of members' equity of Plaor, LLC into 55,075,800 shares of common stock and additional paid-in capital of Plaor, Inc.
(B) - To record the purchase price and issuance of 55,075,800 shares of common stock of Crowdgather, Inc. for the acquisition of 100%
of the outstanding common stock of Plaor, Inc. [$0.11/sh. X 55,075,800 = $6,058,338, or approximately $6,058,000]
(C) - To record amortization of intangible assets acquired.

CROWDGATHER, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2014

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED

REVENUE	$1,537,051	$418,274	$-		$1,955,325

COST OF REVENUE	3,980	394,141	-		398,121

GROSS MARGIN	1,533,071	24,133	-		1,557,204

OPERATING EXPENSES
Payroll and related expenses	1,189,810	3,769,299	-		4,959,109
Equity based compensation	661,400	106,731	-		768,131
Research and development	-	2,528,602	-		2,528,602
Selling, general and administrative	1,492,268	3,206,354	848,120	(C)	5,546,742
Impairment of intangible assets	4,500,202	-	-		4,500,202
Loss on disposal of assets	1,408,985	-	-		1,408,985
Total operating expenses	9,252,665	9,610,986	848,120		19,711,771

LOSS FROM OPERATIONS	(7,719,594)	(9,586,853)	(848,120)		(18,154,567)

OTHER INCOME (EXPENSE), NET	(5,376)	-	-		(5,376)

Loss before provision for income taxes	(7,724,970)	(9,586,853)	(848,120)		(18,159,943)

Provision for income taxes	800	-	-		800

NET INCOME (LOSS)	$(7,725,770)	$(9,586,853)	$(848,120)		$(18,160,743)

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(C) - To record amortization for intangible assets acquired.

CROWDGATHER, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2013

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED

REVENUE	$1,933,298	$7,175	$-		$1,940,473

COST OF REVENUE	52,805	201,886	-		254,691

GROSS MARGIN	1,880,493	(194,711)	-		1,685,782

OPERATING EXPENSES
Payroll and related expenses	1,850,509	909,947	-		2,760,456
Equity based compensation	608,000	123,292	-		731,292
Research and development	-	1,666,926	-		1,666,926
Selling, general and administrative	2,193,436	3,058,357	848,120	(C)	6,099,913
Total operating expenses	4,651,945	5,758,522	848,120		11,258,587

LOSS FROM OPERATIONS	(2,771,452)	(5,953,233)	(848,120)		(9,572,805)

OTHER INCOME (EXPENSE), NET	(10,199)	21,359	-		11,160

Loss before provision for income taxes	(2,781,651)	(5,931,874)	(848,120)		(9,561,645)

Provision for income taxes	800	-	-		800

NET INCOME (LOSS)	$(2,782,451)	$(5,931,874)	$(848,120)		$(9,562,445)

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(C) - To record amortization for intangible assets acquired.

PLAOR, LLC

To the Members
Plaor, LLC

Boston, Massachusetts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have audited the accompanying balance sheets of Plaor, LLC (the "Company") as of April 30, 2014 and 2013, and the related statements of operations, changes in members’ (deficit) equity, and cash flows for the years then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

    The  accompanying  financial  statements  have  been  prepared  assuming  that  the  Company  will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Moody, Famiglietti & Andronico, LLP Tewksbury, Massachusetts
July 3, 2014, except for Note 6, as to which the date is September 17, 2014

PLAOR, LLC
BALANCE SHEETS
AS OF APRIL 30, 2014 AND 2013

	2014	2013

Assets

Current Assets:
Cash	$459,231	$86,471
Accounts Receivable	80,466	12,894
Prepaid Expenses and Other Current Assets	46,662	22,669

Total Current Assets	586,359	122,034

Property and Equipment, Net	17,293	22,376
Intangible Assets, Net	-	318,751
Security Deposits	18,768	3,310

Total Assets	$622,420	$466,471

Liabilities and Members' (Deficit) Equity

Current Liabilities:
Accounts Payable	$499,152	$149,189
Accrued Expenses	144,419	77,759
Deferred Revenue	246,863	28,630

Total Liabilities	890,434	255,578

Commitments and Contingent Liabilities (Note 6)	-	-

Members' (Deficit) Equity:
Class A Units: 139,886 and 82,544 Units Authorized, Issued and Outstanding at April 30, 2014 and 2013, Respectively (Liquidation Preference of $13,283,352)	13,283,352	7,259,202
Class B Units: 40,000 and 32,000 Units Authorized at April 30, 2014 and 2013, Respectively; 39,514 and 19,948 Units Issued and Outstanding at April 30, 2014 and 2013, Respectively	749,863	365,067
Contributed Capital	1,182,486	-
Class A Units Subscription Receivable	-	(1,516,514)
Accumulated Deficit	(15,483,715)	(5,896,862)

Total Members' (Deficit) Equity	(268,014)	210,893

Total Liabilities and Members' (Deficit) Equity	$622,420	$466,471

PLAOR, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2014 AND 2013

	2014	2013

Revenue:
Online Game	$397,629	$5,082
Events	20,645	1,695

Total Revenue	418,274	6,777

Cost of Revenue	394,141	192,136

Gross Profit (Loss)	24,133	(185,359)

Operating Expenses:
Sales and Marketing	3,876,030	1,483,416
General and Administrative	3,206,354	2,541,059
Research and Development	2,528,602	1,598,392

Total Expenses	9,610,986	5,622,867

Loss from Operations	(9,586,853)	(5,808,226)

Other Income	-	21,359

Net Loss	$(9,586,853)	$(5,786,867)

PLAOR, LLC
STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) EQUITY
FOR THE YEARS ENDED APRIL 30, 2014 AND 2013

						Class A Units		Members'
	Class A Units		Class B Units		Contributed	Subscription	Accumulated	(Deficit)
	Units	Amount	Units	Amount	Capital	Receivable	Deficit	Equity

Balance at April 30, 2012	68,000	$5,465,000	-	$-	$-	$(4,666,053)	$(109,995)	$688,952

Issuance of Class A Units for Cash	1,714	200,002	-	-	-	-	-	200,002
Issuance of Class A Units for Cash of $50,000 and in Exchange for Services of $214,000	2,255	264,000	-	-	-	-	-	264,000
Issuance of Class A Units for Cash of $12,500 and Equity-Based Compensation of $17,700	258	30,200	-	-	-	-	-	30,200
Issuance of Class A Units for Subscription Receivable	10,317	1,300,000	-	-	-	(1,300,000)	-	-
Vesting of Class B Units for Services	-	-	8,303	220,528	-	-	-	220,528
Vesting of Class B Units for Equity-Based Compensation	-	-	5,442	144,539	-	-	-	144,539
Class A Units Subscription Receivable Payments	-	-	-	-	-	4,449,539	-	4,449,539
Net Loss	-	-	-	-	-	-	(5,786,867)	(5,786,867)

Balance at April 30, 2013	82,544	7,259,202	13,745	365,067	-	(1,516,514)	(5,896,862)	210,893

Contribution of Capital from Member	-	-	-	-	1,182,486	-	-	1,182,486
Issuance of Class A Units for Equity-Based Compensation	230	24,150	-	-	-	-	-	24,150
Issuance of Class A Units for Subscription Receivable	57,112	6,000,000	-	-	-	(6,000,000)	-	-
Vesting of Class B Units for Services	-	-	7,682	145,653	-	-	-	145,653
Vesting of Class B Units for Equity-Based Compensation	-	-	19,230	254,143	-	-	-	254,143
Repurchase of Class B Units	-	-	(1,143)	(15,000)	-	-	-	(15,000)
Class A Units Subscription Receivable Payments	-	-	-	-	-	7,516,514	-	7,516,514
Net Loss	-	-	-	-	-	-	(9,586,853)	(9,586,853)

Balance at April 30, 2014	139,886	$13,283,352	39,514	$749,863	$1,182,486	$-	$(15,483,715)	$(268,014)

PLAOR, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 2014 AND 2013
	2014	2013

Cash Flows from Operating Activities:

Net Loss	$(9,586,853)	$(5,786,867)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:
Depreciation and Amortization	326,658	386,753
Equity-Based Compensation Expense	278,293	162,239
Non-Cash Professional Services	145,653	434,528
Changes in Operating Assets and Liabilities:
Accounts Receivable	(67,572)	(12,894)
Prepaid Expenses and Other Current Assets	(23,993)	10,179
Security Deposits	(15,458)	(3,310)
Accounts Payable	349,963	123,572
Accrued Expenses	66,660	58,229
Deferred Revenue	218,233	28,630

Net Cash Used in Operating Activities	(8,308,416)	(4,598,941)

Net Cash Used in Investing Activities:
Purchases of Property and Equipment	(2,824)	(26,629)

Cash Flows from Financing Activities:
Proceeds from Repayment of Class A Units Subscription Receivable	7,516,514	4,449,539
Contributions of Capital from Member	1,182,486	-
Repurchase of Class B Units	(15,000)	-
Proceeds from Issuance of Class A Units	-	262,502

Net Cash Provided by Financing Activities	8,684,000	4,712,041

Net Increase in Cash	372,760	86,471

Cash, Beginning of Year	86,471	-

Cash, End of Year	$459,231	$86,471

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Issuance of Class A Units for Subscription Receivable	$6,000,000	$1,300,000

Plaor, LLC

Notes to Financial Statements

1.  Overview and Summary of Significant Accounting Policies

Organization and Description of Business

Plaor, LLC (“Plaor,” “we,” "us," "our" or “the Company”) was formed on March 5, 2012 as a Delaware limited liability company. The Company develops, markets and operates online social games as live services played over the Internet and on social networking sites and mobile platforms. At the core of the Company’s business  are free-to-play social  games which mix  proven  social  game mechanics with unique celebrity interactions both online and in-person.  The Company also sells various types of virtual goods and services. Our operations were headquartered in Los Angeles, California until April, 2014, when they were consolidated and moved to our current operating location in Boston, Massachusetts.

Basis of Presentation

The accompanying financial statements are presented in accordance with United States accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is subject to a number of risks and uncertainties common to early-stage companies including: the ability to obtain adequate financing, competition from larger and more established companies, the successful development and marketing of its products, protection of proprietary technology, dependence on key personnel, and the uncertainty of future profitability. The Company has incurred significant operating losses since inception primarily as a result of the development of new products and incurrence of marketing expenses to obtain online game revenue. As discussed in Note 7 – Cost Reduction Plan, the Company restructured and consolidated its operations to reduce payroll and related costs. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management has developed an operating plan designed to control operating costs, establish customer and vendor relationships, and raise additional capital in an effort to continue to fund operations and working capital requirements until such time that the Company can generate sufficient cash flows from operations. As discussed in Note 8 – Subsequent Events, the Company merged with CrowdGather, Inc. on May 20, 2014. The Company believes this merger positions the Company to capitalize on much higher growth opportunities in gaming and mobile applications. The Company has also signed exclusive licensing agreements for social casino rights for certain real-world casino games. The Company's ability to continue as a going concern is dependent upon it executing in accordance with management's plan, and the Company’s ability to obtain additional financing to support operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plaor, LLC

Notes to Financial Statements (Continued)

1.  Overview and Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and notes thereto. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the estimated lives of virtual goods that we use for revenue recognition, accrued liabilities, and certain assumptions used in determining stock-based compensation expense. Actual results could differ materially from those estimates.

Fair Value

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:
●  Quoted prices for similar assets or liabilities in active markets;
●  Quoted prices for identical or similar assets or liabilities in inactive markets;
●  Inputs other than quoted prices that are observable for the asset or liability; and
●   Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Revenue Recognition

We derive revenue from the sale of virtual goods associated with our online games, as well as from services provided for customer events. We recognize revenue when all of the following criteria are met: there is persuasive evidence of an arrangement; delivery has occurred; the collection of our fees is reasonably assured; and fees are fixed or determinable.

Plaor, LLC

Notes to Financial Statements (Continued)
1.  Overview and Summary of Significant Accounting Policies (Continued)

Online Game

We operate Mega Fame Casino (“MFC”), a full-featured free-to-play online social casino. MFC is available on Facebook, Google Play, and the Apple App Store. MFC generates revenue through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within MFC. Players can pay for our virtual currency using Facebook credits (prior to July 2013) or Facebook local currency payments (beginning July 2013) when playing our games through Facebook and can use other payment methods such as credit cards or PayPal on other platforms.

Revenue from the sale of virtual currency to players is recognized when the service has been provided to the player, assuming all other revenue recognition criteria have been met. We have determined that an implied obligation exists by the Company to the paying player to continue displaying the purchased virtual goods within the online game over their estimated life or until they are consumed. The proceeds from the sale of virtual goods are initially recorded as deferred revenue. The Company recognizes revenue as the goods are consumed, assuming all other revenue recognition criteria have been met, which is generally over a period of 90 days.

Events

Our games also offer unique interactions with a large number of well-known celebrities from film, television, professional sports, and the music industry. Through a combination of regularly scheduled events and special events, our players can play and interact with their favorite stars in ways not known to be available in other social games. Our most popular celebrity event is our bi-weekly celebrity shootout tournament. We recognize revenue upon conclusion of the event, assuming all other revenue recognition criteria have been met.

Deferred Revenue

Advance payments from customers that are non-refundable and relate to non-cancellable contracts that specify our obligations are recorded to deferred revenue until the aforementioned revenue recognition criteria have been met.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate online game revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of hosting and data center costs related to operating our online games, royalty fees and expenses for hosting celebrity events, primarily appearance and facility fees.

Plaor, LLC

Notes to Financial Statements (Continued)

1.  Overview and Summary of Significant Accounting Policies (Continued)

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets.

Internal-Use Software Development Costs

The Company expenses costs as incurred for internal-use software during the preliminary stages of development. Costs incurred by the Company during the application development stage are capitalized, subject to their recoverability. All costs incurred after the software has been implemented and is fully operational are expensed as incurred. As of April 30, 2014 and 2013, the Company has not capitalized any internal-use software development costs.

Intangible Assets

Intangible assets consist of contributed trademarks, branding and domain names and are carried at cost less accumulated amortization.  Amortization is recorded over the estimated useful lives of the related assets.

Impairment of Long Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. If such circumstances are present, we assess the recoverability of the long-lived assets by comparing the carrying value to the undiscounted future cash flows associated with the related assets. If the future net undiscounted cash flows are less than the carrying value of the assets, the assets are considered impaired and an expense, equal to the amount required to reduce the carrying value of the assets to the estimated fair value, is recorded in the statements of operations. Significant judgment is required to estimate the amount and timing of future cash flows and the relative risk of achieving those cash flows.  As of April 30, 2014, the intangible assets are fully amortized.

Income Taxes

No provision for income taxes is presented in these financial statements as Plaor, LLC is a limited liability company and, accordingly, the Company’s taxable income is allocated to its members for income tax reporting purposes.

Plaor, LLC

Notes to Financial Statements (Continued)

1.  Overview and Summary of Significant Accounting Policies (Continued)

The Company indemnifies its members for individual income taxes that result from taxable income that passes through from the Company to its members. The Company records the members' indemnification of individual income taxes as member distributions during the period in which the taxable income is generated.

The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the financial statements. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its statements of operations. The Company has not recognized any liabilities for uncertain tax positions or unrecognized benefits as of April 30, 2014 and 2013. The Company does not expect any material change in uncertain tax benefits within the next twelve months.

As of April 30, 2014, the Company is open to examination by the IRS for the tax years ended April 30, 2014, December 31, 2013 and December 31, 2012.

Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially expose us to concentrations of credit risk, consist primarily of cash and accounts receivable. Substantially all of our cash is maintained with a financial institution with high credit standings. The Company performs ongoing credit evaluations of its customers and generally requires  no  collateral  to  secure  accounts  receivable.  The  Company  maintains  an  allowance  for potentially uncollectible accounts receivable based upon its assessment of the collectability of accounts receivable, which considers historical write-off experience and any specific risks identified in customer collection matters. As of April 30, 2014 and 2013, management believes no allowance for uncollectible accounts receivable is necessary.

Facebook is a significant distribution, marketing, promotion and payment platform for our social games. Approximately 81% and 95% of revenue for the years ended April 30, 2014 and 2013, respectively, were generated from players who accessed our games through Facebook. As of April 30, 2014 and 2013, 79% and 90% of accounts receivable, respectively, were amounts owed to us by Facebook.

Research and Development Costs

The Company expenses all research and development costs as incurred.

Advertising Expense

Costs for advertising are expensed as incurred. Advertising costs, which are included in sales and marketing expense and primarily consist of player acquisition costs, totaled $3,594,046 and $912,085 for the years ended April 30, 2014 and 2013, respectively.

Plaor, LLC

Notes to Financial Statements (Continued)
1.  Overview and Summary of Significant Accounting Policies (Continued)

Equity-Based Compensation

The Company recognizes equity-based compensation on awards granted. Equity-based compensation expense for awards granted is based on the underlying intrinsic value. The Company recognizes compensation expense for equity-based compensation awards upon vesting the grants.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This guidance will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2016, including interim reporting periods within that period. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of the standard on ongoing financial reporting.

In July 2013, the FASB issued Accounting Standards Update (ASU) ASU 2013-11, Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, an amendment to FASB Accounting Standards Codification (“ASC”) Topic 740, Income Taxes (“FASB ASC Topic 740”). This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

There were no other accounting standards recently issued that had or are expected to have a material impact on the Company’s financial statements and associated disclosures.

Subsequent Events

Management has evaluated subsequent events spanning the period from April 30, 2014 through July 3, 2014, except for Note 6, as to which the date is September 17, 2014.

Plaor, LLC

Notes to Financial Statements (Continued)

2.  Related Party Transactions

Transactions with Related Party

During the year ended April 30, 2013, the Company reimbursed DoubleTap, Inc. (“DoubleTap”) for administrative services, primarily payroll costs and related employer payroll taxes, development costs, and occupancy costs. DoubleTap is owned by the Company’s Chief Operating Officer.  Reimbursements for the year ended April 30, 2013, were recorded in research and development costs and general and administrative expenses in the accompanying statements of operations and amounted to $33,916 and $53,556, respectively. As of April 30, 2013, no amounts were due to DoubleTap and during the year ended April 30, 2014, the Company did not reimburse DoubleTap for any expenses.

Additionally, during the year ended April 30, 2013, DoubleTap reimbursed the Company for administrative services, primarily payroll expenses and related employer payroll taxes unrelated to any Company activity. Reimbursements for the year ended April 30, 2013 amounted to $21,383 and were recorded net of the related expenses in general and administrative expenses in the accompanying statements of operations. As of April 30, 2013, other current assets include $675 due from DoubleTap. During the year ended April 30, 2014, the Company received no reimbursement from DoubleTap.

Lease Agreement

The Company sub-leases its facility in Boston, Massachusetts under a month-to-month operating lease agreement with DoubleTap. Rent expense under this sub-lease during the years ended April 30, 2014 and 2013, amounted to $44,782 and $46,573, respectively. See Note 6 for further disclosure on lease commitments.

3.   Property and Equipment

Property and equipment consist of the following at April 30, 2014 and 2013:

	Useful Life	2014	2013

Equipment	3 Years	$26,680	$23,856
Furniture and Fixtures	5 Years	2,773	2,773

Subtotal		29453	26,629
Less: Accumulated Depreciation		(12,160)	(4,253)

Total Property and Equpiment, Net		$17,293	$22,376

Depreciation expense for the years ended April 30, 2014 and 2013 amounted to $7,907 and $4,253, respectively.

Plaor, LLC

Notes to Financial Statements (Continued)

4.   Intangible Assets

Intangible assets consist of the following at April 30, 2014 and 2013:

	Useful Life	2014	2013

Trademarks, Branding and Domain Names	2 Years	$765,000	$765,000
Less: Accumulated Amortization		(765,000)	(446,249)

Total Other Intangible Assets, Net		$-	$318,751

Amortization expense for the years ended April 30, 2014 and 2013 amounted to $318,751 and $382,500, respectively.

5.  Members' (Deficit) Equity

Class A Units

As of April 30, 2014 and 2013, the Company has 139,886 and 82,544 Class A Units authorized, issued and outstanding, respectively.

During December 2012, the Company issued 1,714 Class A Units to investors in exchange for cash proceeds in the amount of $200,002.

During December 2012, the Company issued 10,317 Class A Units to an investor in exchange for a subscription receivable in the amount of $1,300,000.   The subscription receivable has no stated repayment terms, however, repayments were made to fund operations based upon the cash flow needs of the Company.

During January 2013, the Company issued 2,255 Class A Units to a board member in exchange for cash proceeds of $50,000 and professional services valued at $214,000.  The Company recognized $214,000 in non-cash consulting expense associated with this issuance, which is included in general and administrative expense in the accompanying financial statements.

During February 2013, the Company issued 258 Class Units to an executive in exchange for cash consideration of $12,500 and equity-based compensation in the amount of $17,700.

During September 2013, the Company issued 57,112 Class A Units to an investor in exchange for a subscription  receivable  in  the  amount  of  $6,000,000.  The  subscription  receivable  has  no  stated repayment terms, however, repayments were made to fund operations based upon the cash flow needs of the Company. Upon fulfillment of the subscription receivable, the investor continued to fund operations in the amount of $1,182,486, which has been accounted for as a contribution of capital.

Plaor, LLC

Notes to Financial Statements (Continued)

5.  Members' (Deficit) Equity (Continued)

During November 2013, the Company issued 230 Class A Units to an executive in exchange for equity- based compensation in the amount of $24,150.

The Class A Units have the following rights and preferences:

Distributions  of  Operating  Cash  Flow:  Distributions  of  operating  cash  flow,  as  defined  in  the Company's operating agreement, are to be made when and if declared by the Board of Managers, and shall be distributed as follows: First, to the members holding Class A Units in an amount equal to the required tax distribution amount for such members; and second, to the Class A and Class B Unit members (if any, and subject to the Class B Unit base values, as defined) pro rata in accordance with their respective membership interest as a percentage of all member interests calculated as if only such Units were outstanding.

Allocation of Profits and Losses:  The net profits and losses of the Company will be allocated pro rata to the Class A and Class B unit owners on a fully diluted basis.

Voting Rights: Only the Class A Unit members have voting, consent and/or approval rights.

Liquidation: In the event of the liquidation, dissolution or winding up of the Company, the Company's property shall be liquidated and distributed as follows: first, to the creditors, including members, of the Company, in full payment of unpaid liabilities of the Company; second, to the Class A Unit members, up to a preference amount of $13,283,352; and lastly, to the Class A and Class B Unit members, pro rata in  accordance  with  their  respective  membership  interest  as  a  percentage  of  all  member  interests calculated as if only such Units were outstanding.

Class B Units

As of April 30, 2014 and 2013, the Company has 40,000 and 32,000 Class B Units authorized, respectively. As of April 30, 2014 and 2013, the Company has 39,514 and 19,948 Class B Units issued and outstanding, respectively.

Distribution, Voting, and Liquidation: The distribution, voting, and liquidation rights of the Class B Unit members are subject to, and qualified by, the rights, powers and preferences of the Class A Unit members. The Class B Units represent non-voting incentive profit interests and may be awarded to employees and/or consultants. Restrictions on these units lapse over a period of time through October 2016. If the employees’ relationship with the Company is terminated, the unvested units are forfeited back to the ungranted Class B Unit pool. As the restricted units vest, the units constitute a profits interest based on the deemed fair value of the Company as of the grant date.

As of and for the years ended April 30, 2014 and 2013, the Company estimated the fair value of the Class B Units to be approximately $0 - $26.56 per unit.  The fair value of the Class B Units has been determined by management, which considers a broad range of factors, including the illiquid nature of the investment in the Company’s equity, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquid events, and recent sale and offer prices of equity in private transactions negotiated at arm’s length.

Plaor, LLC

Notes to Financial Statements (Continued)

5.  Members' (Deficit) Equity (Continued)

In  March  2014,  the  Company  declared  all  non-vested  Class  B  Units  issued  by  the  Company  on November 30, 2012 to be vested. On April 30, 2014, the Company declared all non-vested Class B Units issued to active contractors and employees as of April 30, 2014 to be fully vested. During the years ended April 30, 2014 and 2013, the Company recognized expense for non-cash professional services in the  amounts  of  $145,653  and  $220,528,  respectively,  related  to  the  vesting  of  Class  B  Units. Additionally, during the years ended April 30, 2014 and 2013, the Company recognized equity-based compensation in the amounts of $254,196 and $144,539 respectively, related to the vesting of Class B Units.  During the year ended April 30, 2014, the Company repurchased 1,143 vested Class B Units for a cash payment of $15,000.

A summary of the changes in the Company’s unvested Class B Units as of and for the years ended April 30, 2014 and 2013 is as follows:

Unvested Class B Units

Unvested Class B Units at April 30, 2012	-

Issued	22,539
Vested	(13,745)
Forfeited	(2,591)
6,203

Unvested Class B Units at April 30, 2013

Issued	24,947
Vested	(26,912)
Forfeited	(4,238)

Unvested Class B Units at April 30, 2014	-

As of April 30, 2013, the 6,203 unvested Class B Units were considered to be legally issued and outstanding at grant date and have been reflected as such on the balance sheets.

6.  Commitments and Contingencies

Lease Commitments

The Company entered into an operating lease for an office facility in California, which expires during June 2014. During April 2014, as part of the restructuring and consolidation of operations, the Company closed this office.  Rent expense on operating leases for facilities for the year ended April 30, 2014 includes $6,819 of expense related to payments made on future lease obligations and the expense of the security deposit relating to the exit of this facility. As of April 30, 2014, all future lease obligations related to this lease were fulfilled.

Plaor, LLC

Notes to Financial Statements (Continued)
6.  Commitments and Contingencies (Continued)

The Company also subleases office space in Boston, Massachusetts from a related party on a month to month basis. Rent expense on operating leases for facilities for the years ended April 30, 2014 and 2013 amounted to $100,094 and $87,986, respectively.

The Company is party to a nonbinding letter of intent (“Letter of Intent”) with its landlord beginning January 1, 2014 and expiring February 28, 2019. The Company intends enter into a lease agreement for 10,000 square feet of new space in the building where they currently sublease office space. The Company is permitted to occupy their current premises under the existing sublease agreement until the fixed rent commencement date for their new space, and is not obligated to pay rent for both premises for the same calendar month. The Company moved into their new space in August 2014, and in doing so, began paying rent in accordance with the terms outlined in the Letter of Intent. The Company intends to honor the Letter of Intent until a lease agreement is signed. Fixed rent under the Letter of Intent is $165,000 annually and provides for escalation of payments by $5,000 per year beginning in February 2017. Additionally, the Letter of Intent provides for a tenant improvement allowance of $12.50 per square foot for a total not to exceed $125,000.

Legal Matters

On July 28, 2014, the Company entered into a Settlement Agreement (the “  Settlement Agreement”) with Hollywood Casinos LLC (“HC”) for the settlement of litigation relating to the use of certain marks, social media accounts and domain names incorporating the term “hollywood” (collectively, the “Hollywood Domains”)  in the case entitled Plaor LLC v. Hollywood Casinos, LLC (the “Litigation Matter”). Under the terms of the  Settlement Agreement, HC has paid to Plaor $175,000 in exchange for all of the Company’s rights, titles and interests to the Hollywood Domains and in full settlement of all claims in the Litigation Matter. These items are classified as trademarks, branding and domain names within intangible assets on the balance sheet and were fully amortized as of April 30, 2014. The parties to the  Settlement Agreement have filed a joint stipulation of dismissal of the Litigation Matter with respect to the Company and HC and released each other from all claims related to the Litigation Matter.

The Company is also party to various other legal proceedings and claims which arise in the ordinary course of business. In addition, we may receive notifications alleging infringement of patent or other intellectual property rights. Adverse results in any such litigation, legal proceedings or claims may include awards of substantial monetary damages, costly royalty or licensing agreements, or orders preventing us from offering certain games, features, or services, and may also result in changes in our business practices, which could result in additional costs or a loss of revenue for us and could otherwise harm our business. Although the results of such litigation cannot be predicted with certainty, we believe that the amount or range of reasonable possible losses related to such pending or threatened litigation will not have a material adverse effect on our business, operating results, cash flows, or financial condition should such litigation be resolved unfavorably. We recognize legal expenses as incurred.

Indemnifications

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of April 30, 2014, no amounts have been accrued related to such indemnification provisions.

Plaor, LLC

Notes to Financial Statements (Continued)

7.   Cost Reduction Plan

In April 2014, the Company announced a cost reduction plan that included a reduction in force of 15 employees  and  the  exit  of  the  California  office.  Pursuant  to  this  plan,  the  Company  incurred restructuring expenses of approximately $50,000.

8.  Subsequent Events

Conversion to C Corporation

Effective May 1, 2014, the Company converted to a Delaware corporation, Plaor, Inc. (the "Corporation"). The Corporation recorded the assets and liabilities transferred at their historical carrying value at the time of the conversion, since the transfer of net assets was between entities under common control.

The Corporation has authorized 60,000,000 shares of $.001 par value common stock.

The outstanding Class A and B Units of the Company were converted on a 307-to-one unit basis into 55,075,800 shares of common stock of the Corporation.

Merger with CrowdGather, Inc.

Effective May 1, 2014, the Company entered into a definitive merger agreement with CrowdGather, Inc. (“CrowdGather”), a Nevada corporation. The merger closed on May 20, 2014. CrowdGather is a publicly-traded company on the Over The Counter Bulletin Board, trading with the symbol CRWG. Under the merger agreement, CrowdGather issued 55,075,800 shares of common stock on a one-to-one share basis to the Company's shareholders.

[OUTSIDE BACK COVER]

CrowdGather, Inc.

6,354,151 SHARES OF COMMON STOCK

PROSPECTUS

CROWDGATHER, INC.

20300 Ventura Blvd., Suite 330,
Woodland Hills, California 91364
Tel: (818) 435-2472

_______________, 2014

Until                             , 2014, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,865
Transfer agent Fees	$0
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Blue Sky Fees	$0
Total	$36,865

None of the expenses of the offering will be paid by the selling shareholders.

Item 14.  Indemnification of Directors and Officers.

Articles 7 and 8 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article VIII of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On May 21, 2009, we closed the first tranches of a private offering of 18-month secured convertible debentures (Debentures) with a limited number of foreign institutional purchasers.  As of the initial closing, we received cash proceeds of $1,300,000, and approximately $1,075,000 in previously issued convertible promissory notes (as described above) were exchanged for the new Debentures.  In connection with the initial closing, we granted warrants (exercisable at $0.70 per share – the closing market price on May 21, 2009, the date of signature of the cash investors on their Subscription Agreement) to purchase an aggregate of up to 1,599,997 shares of our common stock.  Pursuant to our agreements with the purchasers, we were permitted to close a subsequent tranche of up to $1.1 million in cash proceeds not later than July 15, 2009.

The Debentures bore interest at a rate of 8 % per annum, which was due and payable upon conversion or upon maturity in November 2010.  The majority of the Debentures were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 20% discount to the volume weighted average share price (VWAP) for the 10 days prior to the date of conversion.  The remaining Debentures ($532,500 of initial principal value) that were exchanged by the holders of existing short-term promissory notes were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 32% discount to the VWAP for the 10 days prior to the date of conversion. Following the closing, we had no short-term debt obligations.

Neither the Debentures sold and the warrants granted to the institutional purchasers, nor the shares of common stock to be issued upon conversion of the Debentures or upon the exercise of the warrants were registered under the Securities Act of 1933 and were sold pursuant to exemptions from registration provided by Regulation D or Regulation S and by Section 4(2) of the Securities Act of 1933, as amended.  Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

 On February 3, 2010, we sold 250,000 shares of our common stock to one investor in exchange for $300,000, or $1.20 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 125,000 shares of our common stock at a purchase price of $1.68 per share, which was the closing price of our common stock on February 3, 2010. The warrant agreement provides for an expiration period of three years from the date of the investment. The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On February 3, 2010, we sold 250,000 shares of our common stock to one investor in exchange for $300,000, or $1.20 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 125,000 shares of our common stock at a purchase price of $1.68 per share, which was the closing price of our common stock on February 3, 2010. The warrant agreement provides for an expiration period of three years from the date of the investment. The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On February 27, 2010, we issued 1,004,875 shares of our common stock to one foreign institutional investor who elected to convert an 18-month secured convertible debenture that was issued in May 2009.  The investor converted the debenture in the principal amount of $1,300,000 together with accrued interest of $80,066 for a total of $1,380,066, into 1,004,875 shares of our common stock, or approximately $1.37 per share. On the same date, we also issued 903,038 shares to a second foreign institutional investor who elected to convert two debentures that were issued in May 2009.  The investor converted one debenture in the principal amount of $532,500 together with accrued interest of $32,796 for a total of $565,296, into 484,250 shares of our common stock, or approximately $1.17 per share.  The investor also converted a second debenture in the principal amount of $541,783 together with accrued interest of $33,368, for a total of $575,151, into 418,788 shares of our common stock, or approximately $1.37 per share. Neither the debentures sold to the institutional investors, nor the shares of common stock issued upon conversion of the debentures were registered under the Securities Act of 1933, as amended, and were sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as provided by Regulation S. Accordingly, those securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

On February 27, 2010, we issued 285,715 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $200,000.  On the same date, we also issued 671,426 shares to the second foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $470,000. Neither the warrants granted to the institutional investors, nor the shares of common stock issued upon exercise of the warrants were registered under the Securities Act of 1933, and were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as provided by Regulation S. Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

On March 12, 2010, we agreed to issue shares as part of the purchase price for a website and domain name acquisition agreement we entered with Phil Santoro pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.  The purchase price was $1,000,000, which consisted of $600,000 payable to Santoro in cash at closing and $400,000 payable to Santoro in shares of our common stock, consisting of 258,065 shares of common stock, which was calculated by dividing $400,000 by $1.55, the closing price of our common stock as of March 12, 2010. The 258,065 shares of common stock will be issued to Santoro in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

 On March 12, 2010, we authorized the issuance of 32,258 shares of our common stock to Andy Robinowitz in exchange for services valued at $50,000, or $1.55 per share, the closing price on March 12, 2010.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On April 29, 2010, we sold 428,571 shares of our common stock to an investor in exchange for $450,000, or $1.05 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 215,285 shares of our common stock at a purchase price of $1.17 per share. The warrant agreement provides for an expiration period of three years from the date of the investment.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

In addition, on April 29, 2010, we issued 35,714 shares of our common stock to that investor, pursuant to the anti-dilution provisions of the subscription agreement dated February 3, 2010 between us and that same investor, and as disclosed in our Report on Form 8-K filed on February 9, 2010.  Specifically, we issued the investor an additional 35,714 shares of our common stock, which is the difference in the amount of shares that would have been issued to the investor if the price per share for the initial investment would have been $1.05 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On June 9, 2010, we entered into an agreement and plan of merger dated June 9, 2010 among us, Adisn, Inc., a Delaware corporation (“Adisn”) and our  wholly-owned subsidiary, Adisn Acquisition Corp. (the “Adisn Merger Agreement”), pursuant to which Adisn Acquisition Corp. merged with and into Adisn and Adisn survived as our wholly-owned subsidiary.  Pursuant to the Adisn Merger Agreement, the shareholders of Adisn received 4,621,849 shares of our common stock (the “Merger Shares”), subject to the escrow obligations of a securities escrow agreement, plus a right to receive the Earn-Out Shares, if and when they become issuable. The Merger Shares were issued to the Adisn stockholders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

As of June 25, 2010, we have granted an aggregate total of 3,005,000 options to purchase shares of our common stock to several of our employees and directors.  The options covered by each grant vest as follows: 1/8 of total vests after 180 days after grant; remaining to vest at the rate of 1/16 of the total every 90 days thereafter, over 4 years.  The options granted expire 10 years after the date of grant. The options were granted in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On July 23, 2010, with the acquisition of the Lefora Websites as described herein, we authorized the issuance of 970,589 shares of our common stock to Lefora as payment of the $990,000 for the Purchase Agreement, the issuance of 9,804 shares of our common stock to Lefora as payment of the $10,000 for the License Agreement, and an aggregate of 294,120 shares to the Consultants in exchange for services valued in an aggregate amount of $300,000.  The shares were issued in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S, or Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On September 1, 2010, we issued 142,857 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $100,000.

On October 25, 2010, we sold 1,300,000 shares of Series A Preferred Stock to two foreign investors in exchange for $1,300,000, or $1.00 per share, pursuant to two subscription agreements.  The designations, preferences and relative rights of the Series A Preferred Stock are specified in our Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC. On March 15, 2011, our Series A preferred stockholders converted their preferred shares into 2,600,000 shares of common stock at the conversion rate of $0.50 per share.

In connection with the sale of the shares of Series A Preferred Stock, the investors also received warrants to purchase 433,334 shares of our common stock at a purchase price of $0.95 per share. The warrant agreements provide for an expiration period of three years from the date of the investment.   The shares and warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On October 31, 2011, we satisfied an anti-dilution requirement of a previous subscription agreement and issued the holder an additional 314,286 shares of our common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On November 4, 2010, we issued 36,000 shares of our common stock to a consultant for services rendered.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On January 7, 2011, we issued 499,999 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $350,000.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On January 11, 2011, we issued 5,556 shares of our common stock to a consultant for services rendered.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On January 14, 2011, we authorized the issuance of 25,000 shares of our common stock to a consultant for services rendered.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On February 25, 2011, we satisfied an anti-dilution requirement of a previous subscription agreement and issued the holder an additional 471,429 shares of our common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On March 3, 2011, we closed a securities purchase agreement, dated February 28, 2011, with certain institutional investors and issued to these investors (i) 7,136,364 shares of our common stock at a price of $1.10 per share and (ii) five-year warrants exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. These warrants are exercisable for five years after the initial exercise date of September 4, 2011. The total subscription proceeds are $7,850,000.  In addition, we also issued Warrants to purchase 570,909 shares at an exercise price of $1.50 per share to Rodman & Renshaw, LLC, the placement agent in the offering.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On March 16, 2011, we issued 136,988 shares of our common stock to four consultants pursuant conditional website traffic bonus compensation provisions of the website and domain name acquisition and transfer agreement dated March 12, 2010.  The shares were valued at $200,000, or $1.46 per share, and were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On March 18, 2011, we authorized the issuance of 12,000 shares of our common stock to a consultant in exchange for services valued at approximately $14,400, or $1.20 per share, the closing price on March 18, 2011.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 4, 2011, we authorized the issuance of 5,660 shares of our common stock to a consultant in exchange for services valued at approximately $6,000 or $1.06 per share, the closing price on April 4, 2011.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 4, 2011, we authorized the issuance of 27,000 shares of our common stock to a consultant in exchange for services valued at approximately $28,620, or $1.06 per share, the closing price on April 4, 2011.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 15, 2011, we agreed to issue 100,000 shares of our common stock as part of the purchase price for a website and domain name acquisition and transfer agreement with GR8 Media, Inc. pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.  The purchase price was $400,000, consisting of $300,000 payable in cash and 100,000 shares of our common stock payable to GR8 Media, Inc., which was calculated by dividing $100,000 by $1.00, the 15-day volume weighted average price of our common stock as of April 15, 2011.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On May 1, 2011, we issued 60,000 shares of common stock to a consultant for a six month service contract.  The shares were valued at $61,200 based on the fair value of shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2012 was $61,200.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On May 20, 2011, we issued 1,149,425 shares of common stock to PbNation, LLC (“PbNation”) in connection with our purchase of the websites and domain names related to PbNation and its enthusiasts valued at $1,000,000, or $0.87 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

Also on May 20, 2011, we issued 117,647 shares of common stock to one individual in connection with our purchase Pocketables.com valued at $100,000, or $0.85 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On May 26, 2011, we issued 22,989 shares of common stock to a consultant in exchange for services provided in connection with our acquisition of PbNation.com. Those services were valued at $19,541, or $0.85 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On June 24, 2011, we issued 37,500 shares of common stock to one individual in connection with our purchase of Writers.net valued at $30,000, or $0.85 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On July 21, 2011, we issued 178,724 shares of common stock to a consultant for a twelve month service contract.  The shares were valued at $84,000 based on the fair value of shares on the date of the agreement. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2012 was $65,333 with the remaining $18,667 to be amortized over the remaining life of the contract. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On July 23, 2011, we issued 482,029 shares of common stock to six consultants pursuant to service agreements that we entered in connection with our acquisition of Lefora in the prior year that was previously accrued and recorded as a common stock issuance obligation.  The shares were valued total value of $300,000, or $0.62 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On October 1, 2011, we entered into an agreement for consulting services with a term of six months.  The agreement provides that the consultant is paid a monthly fee of $6,500 and is issued 60,000 warrants to purchase our common stock at $0.26 per share.  The warrants vest over the six month term at 10,000 warrants per month, expire in three years and have a cashless exercise provision.  The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On October 4, 2011, we entered into an agreement for consulting services with a term of three months.  The agreement provides that the consultant is paid monthly cash compensation of $2,000 and monthly stock compensation of $1,000.  We issued 12,000 shares of our common stock to the consultant, or $0.25 per share, the closing price on October 4, 2011. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On November 1, 2011, we entered into an agreement for consulting services with a term of 90 days. This agreement provided that the consultant be paid monthly cash compensation of $1,500 and monthly stock compensation of 8,500 shares of our common stock. We issued 25,500 shares of our common stock to the consultant.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On November 4, 2011, we entered into an agreement for consulting services with a term of twelve months. This agreement provides that the consultant is paid monthly cash compensation of $4,000 and stock compensation of $12,000. We issued 63,158 shares of our common stock to the consultant, or $0.19 per share, the closing price on November 4, 2011.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On January 5, 2012, we entered into an agreement for consulting services with a term of three months. This agreement provides that the consultant is paid monthly cash compensation of $2,000 and monthly stock compensation of $1,000. We issued 27,273 shares of our common stock to the consultant, or $0.11 per share, the closing price on January 5, 2012.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On February 1, 2012, we entered into an agreement for consulting services with a term of two months. This agreement provided that the consultant be paid monthly cash compensation of $1,500 and stock compensation of 8,500 shares of our common stock. We issued 17,000 shares of our common stock to the consultant.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On March 1, 2012, we entered into an agreement for consulting services with a term of three months.  The agreement provides that the consultant is paid a monthly fee of $6,000 and stock compensation of 25,000 shares of our common stock.  We issued 25,000 shares of our common stock to the consultant.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 1, 2012, we entered into an agreement for consulting services with a term of two months. This agreement calls for monthly cash compensation of $2,500 and monthly stock compensation of 3,000 shares of our common stock. We issued 6,000 shares of our common stock to the consultant.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 24, 2012, we entered into an agreement for consulting services with a term of three months. This agreement provides that the consultant is paid monthly cash compensation of $2,000 and monthly stock compensation of $1,000. We issued 10,000 shares of our common stock to the consultant, or $0.30 per share, the closing price on April 24, 2012.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On July 6, 2012, we entered into an agreement for consulting services with a term of eighteen months.  This agreement provides that the consultant is paid monthly stock compensation of 3,000 shares per month.  We issued 54,000 shares to the consultant.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On July 24, 2012, we entered into an agreement for consulting services with a term of three months. This agreement provides that the consultant is paid monthly cash compensation of $2,000 and monthly stock compensation of $1,000. We issued 14,286 shares of our common stock to the consultant, or $0.21 per share, the closing price on July 24, 2012.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On November 26, 2012, we entered into a consulting agreement with an independent third party to provide management consulting and investor relation services for a period of six months.  Pursuant to the agreement, we issued 100,000 shares of our restricted common stock upon execution, valued at $12,000, and are required to pay $18,000 in monthly cash installments of $3,000 due at the first of each month.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2013 was $12,000.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 8, 2013, we sold 300,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) to one foreign investor (“Investor”) in exchange for $300,000, or $1.00 per share, pursuant to a securities purchase agreement (“Purchase Agreement”). In connection with the sale of Series B Preferred Stock, the investor also received warrants to purchase 3,000,000 shares of our common stock at a purchase price of $0.08 per share. The warrant agreements (“Warrants”) provide for an expiration period of five years from the date of the investment. The designations, preferences and relative rights of the Series B Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”) which was filed with the   Secretary of State of Nevada on April 8, 2013.  The Certificate of Designation created a series of preferred stock consisting of 1,000,000 out of the 25,000,000 shares of our preferred stock, which will be designated “Series B Preferred Stock.”  T he shares of Series B Preferred Stock and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

On July 16, 2013, pursuant to the Purchase Agreement, we sold 150,000 shares of Series B Preferred Stock and Warrants in exchange for proceeds of $150,000, or $1.00 per share of Series B Preferred Stock Preferred Stock.  The Warrants grant the Investor the right to purchase 10 shares of our common stock for every 1 share of Series B Preferred Stock purchased by the Investor at an exercise price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on July 16, 2013. The shares of Series B Preferred Stock and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

On August 2, 2013, we sold 150,000 shares of Series B Preferred Stock  and Warrants to purchase shares of our common stock to a foreign investor (the “Investor”) in exchange for $150,000, or $1.00 per share of Series B Preferred Stock. The Warrants grant the Investor the right to purchase 10 shares of our common stock for every 1 share of Series B Preferred Stock purchased by the Investor at an exercise price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on August 2, 2013. The shares of Series B Preferred Stock and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

On October 9, 2013, pursuant to the Purchase Agreement, we sold 400,000 shares of Series B Shares to three foreign investors in exchange for $400,000, or $1.00 per share. In connection with the sale of Series B Shares, the investors also received Warrants to purchase 4,000,000 shares of our common stock at a purchase price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on October 9, 2013. The shares of Series B Preferred Stock and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

On October 11, 2013, we issued 250,000 shares of our common stock pursuant to settlement and release agreement relating to the Adisn acquisition, as described further in section entitled Legal Proceedings. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On January 7, 2014, we entered into an agreement with an independent third party to provide investor relation services for a period of three months.  Pursuant to the agreement, we issued 100,000 shares of our restricted common stock upon execution, valued at $6,000, or $0.06 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On January 21, 2014, we entered into an agreement with an independent third party to provide investor relation services for a period of two months.  Pursuant to the agreement, we issued 100,000 shares of our restricted common stock upon execution, valued at $6,000, or $0.06 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On April 30 2014, we entered into an agreement with an independent third party to provide investor relation services with a term of two months. Pursuant to the agreement, we issued 175,000 shares of our restricted common stock upon execution, valued at $12,600, or $0.06 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

Item 16.  Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among WestCoast Golf Experiences, Inc., General Mayhem LLC and General Mayhem Acquisition Corp., dated April 2, 2008 (1)
2.2
Agreement of Merger and Plan of Merger and Reorganization dated April 8, 2008 by and between WestCoast Golf Experiences, Inc., a Nevada corporation and General Mayhem Acquisition Corp., a Nevada corporation (1)

3.1	Articles of Incorporation (2)
3.2	Amended and Restated Articles of Incorporation (3)
3.3	Bylaws of the Company (2)
3.4	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (4)
3.5	Certificate of Change in number of authorized shares as filed with the Secretary of State of Nevada on March 27, 2008 (1)
3.6	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 8, 2008 (1)
3.7	Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock (13)
5	Opinion Re: Legality (incorporated by reference to Exhibit 5 to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed August 21, 2012 by the Company with the SEC).
10.1	2008 Stock Option Plan (5)
10.2	Agreement and Plan of Merger with Adisn, Inc. (6)
10.3	Securities Escrow Agreement (6)
10.4	Asset Purchase Agreement and Plan of Reorganization with Team Awesome Productions, Inc. d/b/a Lefora dated July 23, 2010 (7)
10.5	Software License Agreement with Team Awesome Productions, Inc. d/b/a Lefora dated July 23, 2010 (7)
10.6	Securities Purchase Agreement dated February 28, 2011 (8)
10.7	Engagement Agreement dated February 22, 2011 (8)
10.8	Registration Rights Agreement dated February 28, 2011 (8)
10.9	Form of Warrant (8)
10.1	Stock Cancellation and Stipulation Agreement dated December 9, 2010 (9)
10.11	Website and Domain Name Purchase and Sale Agreement with PbNation, LLC (10)
10.12	Form of Securities Purchase Agreement (13)
10.13	Form of Common Stock Purchase Warrant (13)
10.14	Form of Amended and Restated Warrant (14)
10.15	Form of Common Stock Purchase Warrant (14)
10.16	Web Site Purchase Agreement with VerticalScope, Inc. dated March 16, 2014(15)
10.17	Executive Employment Agreement with Sanjay Sabnani dated March 17, 2014 (15)
10.18	Web Site Purchase Agreement with VerticalScope, Inc. dated April 27, 2014 (16)
10.19	Agreement and Plan of Merger with Plaor and Plaor Acquisition Corp.(17)
10.20	Form of Lock Up Agreement (18)
14	Code of Ethics (11)
21	Subsidiaries of the Registrant(19)
23.1	Consent of Q Accountancy Corporation *
23.2	Consent of Moody, Famiglietti & Andronico, LLP*
23.2	Consent of Counsel (20)
(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) *

Included as exhibit to our Current Report on Form 8-K filed on April 8, 2008.
Included as exhibit to our Registration Statement on Form SB-2 filed on June 20, 2005.
Included as exhibit to our Current Report on Form 8-K filed on October 1, 2008.
Included as exhibit to our Current Report on Form 8-K filed on October 28, 2010.
Included as exhibit to our Current Report on Form 8-K filed on June 24, 2008.
Included as exhibit to our Current Report on Form 8-K filed June 10, 2010.
Included as exhibit to our Current Report on Form 8-K filed July 26, 2010.
Included as exhibit to our Current Report on Form 8-K filed on March 1, 2011.
Included as exhibit to our Registration Statement on Form S-1, Amendment No. 1 filed on May 5, 2011
Included as exhibit to our Current Report on Form 8-K filed May 25, 2011.
Included as exhibit to our Current Report on Form 8-K filed on November 22, 2010.
Included as exhibit to our Annual Report on Form 10-K filed July 7, 2010.
Included as exhibit to our Current Report on Form 8-K filed on April 9, 2013.
Included as exhibit to our Current Report on Form 8-K filed on July 18, 2013.
Included as exhibit to our Quarterly Report on Form 10-Q filed on March 17, 2014
Included as exhibit to our Current Report on Form 8-K filed on May 1, 2014
Included as exhibit to our Current Report on Form 8-K filed on May 5, 2014
Included as exhibit to our Current Report on Form 8-K filed on May 20, 2014
Included as exhibit to our Annual Report on Form 10-K filed on July 24, 2014
Included in Exhibit 5
Filed Herewith

Item 17.  Undertakings

A.	The undersigned registrant hereby undertakes:

    (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material or changed information with respect to the plan of distribution.

    (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)         That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, California, on September 18, 2014.

CROWDGATHER, INC.

By:	/s/ Sanjay Sabnani
Sanjay Sabnani
Chief Executive Officer, President, Secretary, Director, (Principal Executive Officer)

By:	/s/ Jonathan Weiss
Jonathan Weiss
Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sanjay Sabnani	September 18, 2014
Sanjay Sabnani Chief Executive Officer, President, Secretary, Director (Principal Executive Officer)
/s/Jonathan Weiss	September 18, 2014
Jonathan Weiss Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)
/s/ Jonathan Dariyanani	September 18, 2014
Jonathan Dariyanani Director
/s/ James Sacks	September 18, 2014
James Sacks Director
/s/ Chuck Timpe	September 18, 2014
Chuck Timpe Director
/s/ Hazim Ansari	September 18, 2014
Hazim Ansari Director